                                                                     EXHIBIT 2.6



                           ASSET ACQUISITION AGREEMENT


           This ASSET ACQUISITION AGREEMENT (this "AGREEMENT") is made and entered into as of March 24, 1998 (the "EFFECTIVE DATE"), by and among, on the one hand, Analog Devices, Inc., a Massachusetts corporation ("SELLER"), on behalf of itself and the Seller Subsidiaries (collectively "SELLER"), and, on the other hand, Adaptec, Inc., a Delaware corporation ("PURCHASER"), and Adaptec Singapore Mfg. (S) Pte. Ltd., a wholly-owned Singapore subsidiary of Purchaser ("SUB").

                              W I T N E S S E T H:

           WHEREAS, Seller desires to sell and assign to Purchaser and Sub, and Purchaser and Sub desire to purchase and acquire from Seller, certain assets associated with Seller's Storage Products Business (as defined below), all upon the terms and subject to the conditions set forth in this Agreement; and

           WHEREAS, Purchaser and Sub desire to enter into licenses to use certain intellectual property rights of Seller in connection with the design, development and manufacture of Products and commercial exploitation of technology associated with the Storage Products Business; and

           WHEREAS, in connection with the sale of assets and licenses described above, Seller has permitted Purchaser to interview and make offers of employment to employees of Seller who work in the Storage Products Business;

           NOW, THEREFORE, in consideration of the facts stated in the above recitals and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

           SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

           "AFFILIATE" means, with respect to a specified person, any other person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, except that the term "affiliate" shall not be deemed to apply to officers and directors of a party hereto acting in their own personal individual capacity and not for the benefit of or on behalf of a party hereto or such party, subsidiaries or entity affiliates.

           "ANCILLARY AGREEMENTS" means, collectively, the Bills of Sale, the Patent Assignments, the Copyright Assignments, the Mask Work Assignments, the Technology and Patent License Agreement, the R&D Services and Transition Support Agreement, the Foundry Agreement and the Non-Competition Agreements (as such terms are defined herein).



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           "BUSINESS ASSETS" means the Purchased Assets and the Licensed Assets
(as each such term is defined below).

           "BUSINESS DAY" means a day of the year on which banks are not required or authorized to be closed in the city of San Francisco, California.

           "BUSINESS PLAN" means collectively that certain business plan for the Storage Products Business (as defined below), a copy of which has been delivered to Purchaser, together with that certain technology map for the Storage Products Business, a copy of which has been delivered to Purchaser.

           "CIRCUITS" shall have the meaning ascribed to such term in the Technology and Patent License Agreement.

           "COMPETITION ACT" means The Competition Act, 1991 (as amended) of Ireland.

           "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or otherwise.

           "CO-OWNED PATENTS" means the Patent Assets listed on Schedule 15 hereto, subject to the Cross-License Agreements.

           "COPYRIGHT ASSETS" means all copyrights, whether or not registered, owned by Seller as of the Closing Date, including all registrations and applications therefor, including those listed on SCHEDULE 1 hereto (the "LISTED COPYRIGHT ASSETS").

           "CROSS-LICENSE AGREEMENTS" means those certain cross-license agreements entered into by Seller with third parties listed on SCHEDULES 2A AND 2B hereto.

           "DOLLARS" or "$" means U.S. dollars.

           "EMPLOYEE ASSETS" means all personal property assets owned (or leased) by Seller, wherever located, that are utilized by New Hires (as defined in Section 6.01(b)) in the normal course of the performing their duties for the Storage Products Business during the time period beginning on the Effective Date and ending on the Closing Date (as defined in Section 2.04 below), including work-stations, personal computers, personal digital assistants and all associated assignable licenses to use third-party software applications used thereon, excluding assets used on an incidental basis.

           "ENCUMBRANCE" means any pledge, lien, collateral assignment, security interest, mortgage, deed of trust, title retention, conditional sale or other security arrangement, or any charge, adverse claim of title, ownership or use, or any other encumbrance of any kind, excluding the Cross-License Agreements.

           "ENVIRONMENTAL LAWS" means all U.S. and non-U.S. federal, state, local laws and regulations relating to pollution, the protection of human health or the environment (including



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without limitation ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, disposal, transport or handling of Hazardous Substances, or relating to occupational health and safety.

           "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

           "EXCLUDED ASSETS" means (i) the Retained Assets (as defined below),
(ii) all Seller's cash, bank accounts and securities; (iii) all Seller's accounts receivable, unbilled receivables, accounts payable, notes and other amounts receivable or payable from or to third parties; (iv) all insurance policies of Seller and all rights of Seller of every nature and description under or arising out of such insurance policies; (v) claims for refunds of Taxes (as defined below) actually paid by Seller prior to the Closing Date; (vi) all assets of, or held by or with respect to, any employee benefit plan (whether or not governed by ERISA) or any trust, fund or account that is related to any such employee benefit plan or that is similar in purpose or function thereto; and
(vii) lease or other agreements related to the Facilities (as defined in Section
3.19 below).

           "GOVERNMENTAL ANTITRUST AUTHORITY" means any non-U.S., federal, state or local governmental or quasi-governmental authority charged with the administration or enforcement of antitrust laws.

           "HAZARDOUS SUBSTANCES" means: (i) any pollutant, contaminant, toxic, hazardous or noxious substance or waste which is regulated by the laws of any state, local, federal or other governmental authority or jurisdiction, including but not limited to the United States, the Republic of Ireland and the States of Delaware and North Carolina, and includes but is not limited to (a) any oil or petroleum compounds, flammable substances, explosives, radioactive materials, or any other materials or pollutants which pose a hazard to persons or cause any real property to be in violation of any Environmental Laws, (b) to the extent so regulated, asbestos or any asbestos-containing material of any kind or character, (c) polychlorinated biphenyls, as regulated by the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., (d) any materials or substances designated as "hazardous substances" pursuant to (1) Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq., or (2) Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., (e) "chemical substance," "new chemical substance," or "hazardous chemical substance or mixture" pursuant to Sections 3, 6 and 7 of the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and (f) any "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and (ii) as of any date of determination, any additional substances or materials which now or hereafter may be incorporated in or added to the definition of "chemical substance," "new chemical substance," "hazardous chemical substance or mixture," "hazardous waste," "hazardous substance" or "toxic substance" or similar substance for purposes of any Environmental Law.

           "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.



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           "INTANGIBLE ASSETS" means, collectively, (i) the Patent Assets, the
Copyright Assets, and the Mask Work Assets; and (ii) all other intangible assets, properties and rights of Seller including, without limitation, technology, know-how and technical and business trade secrets and all rights therein (whether or not protectable under any Intellectual Property Rights) existing as of the Closing Date.

           "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all of the following worldwide intangible legal rights, including those existing or acquired by ownership, license (to the extent such can be sublicensed) or other legal operation, whether or not filed, perfected, registered or recorded, existing as of the Closing Date in or to: (i) the Patent Assets; (ii) the Copyright Assets; (iii) the Mask Work Assets; (iv) Seller's rights in trade secrets; (v) all rights relating to the protection of the foregoing; and (vi) all rights to sue or make any claims for any past, present or future infringement, misappropriation or unauthorized use of any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including without limitation damages for past, present or future infringement, misappropriation or unauthorized use thereof.

           "INTERNAL REVENUE CODE" means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations (final and temporary) promulgated thereunder and the administrative pronouncements issued by the Internal Revenue Service relating thereto.

           "KEY ASSETS" means the Purchased Assets, Licensed Technology Deliverables and Circuits.

           "LIABILITIES" (or when used with reference to a single item described below, "LIABILITY") means debts, liabilities and obligations (whether pecuniary or not, including without limitation obligations to perform or forbear from performing acts or services), fines or penalties, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including without limitation those arising under any law, action or governmental order, liabilities for Taxes and those arising under any contract, agreement, arrangement, commitment or undertaking of any kind whatsoever (whether written or oral, express or implied), including those arising under any Seller Contract, whether or not related to the Products and/or the Storage Products Business.

           "LICENSED ASSETS" means the Intangible Assets and all Intellectual Property Rights therein and thereto, but excluding the Listed Patent Assets, the Listed Copyrights Assets, the Mask Work Assets, the Retained Assets and other Intellectual Property Rights licensed to Seller without the rights to sublicense.

           "LICENSED TECHNOLOGY DELIVERABLES" means the deliverables listed on
SCHEDULE 3A hereto.

           "MASK WORK ASSETS" means the mask works, whether or not registered, including all registrations and applications therefor, listed on SCHEDULE 4 hereto; such schedule includes Seller's internal number for each such mask work and correlates each mask work to the applicable Product(s).



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           "MATERIAL" means any fact, event, action or failure to act, or other circumstance with respect to, involving or affecting Seller, any Seller Subsidiary or any other affiliate of Seller that: (i) involves in excess of $100,000 or that results or is reasonably likely to result in a financial loss of at least $100,000; (ii) involves exclusivity or non-competition covenants or arrangements; or (iii) involves Intellectual Property Rights.

           "MERGERS ACT" means the Mergers, Takeovers and Monopolies Control Act
(1978) (as amended) of Ireland.

           "PATENT ASSETS" means all patents, patent applications, patent disclosures and related patent rights, including any and all continuations, divisions, reissues, reexaminations, or extensions thereof, which have been filed, issued or acquired by Seller as of the Closing Date, all inventions conceived of or reduced to practice as of the Closing Date, including those listed on SCHEDULE 5 hereto (the "LISTED PATENT ASSETS"), subject to the Cross-License Agreements.

           "PERSON" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

           "PRODUCT DESIGNS" means the particular arrangement of the Circuits that comprise the Products, as reflected in the layouts and schematic databases listed on SCHEDULE 6. By way of clarification, "Product Design" does not include the particular individual Circuits included in the Products.

           "PRODUCTS" means the current products and products under development of Seller listed in SCHEDULE 7 hereto, whether or not ever commercially offered.

           "RETAINED ASSETS" means those tangible and intangible assets owned by or licensed to Seller and any Seller Subsidiary or affiliate of Seller that are necessary or required to enable Purchaser, following the Closing to own, conduct, operate and continue the Storage Products Business substantially as historically conducted or as proposed to be conducted through the Closing Date, other than assets used on a merely incidental basis, that will not be sold to Purchaser hereunder or licensed to Purchaser pursuant to the Technology and Patent License Agreement, which assets are listed on SCHEDULE 8 hereto.

           "SELLER CONTRACTS" means all leases, licenses and other agreements, contracts, understandings, arrangements, commitments and purchase orders listed on SCHEDULE 9 hereto.

           "SELLER'S DISCLOSURE LETTER" means Seller's Disclosure Letter dated as of the Effective Date which is being delivered to Purchaser concurrently with the execution of this Agreement.

           "SELLER'S KNOWLEDGE": A particular fact or other matter shall be deemed to be within "Seller's knowledge" if any officer or, with respect to the particular matters they are responsible for, any employee of Seller, any Seller Subsidiary or any other affiliate of Seller, has knowledge of such fact or other matter. An individual shall be deemed to have "knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter, or (b) such individual would reasonably be expected to be aware of such fact by virtue of performing



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his or her duties. Notwithstanding the foregoing, solely for purposes of Section
3.17 below, an individual shall be deemed to "have knowledge" of a particular fact or other matter only if such individual is actually aware of such fact or other matter.

           "SELLER SUBSIDIARY" shall mean any past or present subsidiary or branch of Seller.

           "SOLD TECHNOLOGY DELIVERABLES" means the deliverables listed on
SCHEDULE 3B hereto.

           "STORAGE PERIPHERALS" means optical disk drives, tape drives, removable disk drives, rigid disk drives, and any combination of the foregoing.

           "STORAGE PRODUCTS BUSINESS" means Seller's business of designing, developing, manufacturing, testing, marketing, licensing, selling, distributing, using, modifying, operating, installing, servicing, supporting, maintaining, repairing or otherwise using or commercially exploiting one or more of the Products or the Product Designs for Storage Peripherals.

           "TANGIBLE ASSETS" means, collectively, the Employee Assets and other tangible personal property assets, wherever located, listed on SCHEDULE 10 hereto (the "TANGIBLE ASSETS SCHEDULE").

           "TAX" or "TAXES" means all taxes or similar governmental charge, impost or levy of any kind whatsoever (whether payable directly or by withholding), including without limitation, income taxes, gross receipts taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, value added taxes, documentary taxes, intangible personal property taxes, withholding taxes, real or personal property taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes, together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States, Ireland, The Netherlands, or any state, county, provincial, local or foreign government or any instrumentality, subdivision or agency thereof.

           "THIRD PARTY ASSETS" means (i) all personal property assets, wherever located, whether tangible or intangible that are licensed or leased to Seller, any Seller Subsidiary or any other affiliate of Seller by a third party under any Seller Contract; and (ii) all Seller's license or other rights to such third-party assets under any Seller Contract.

           "UNDERTAKINGS LAW" means the European Communities Safeguarding of Employees Rights on Transfer of Undertakings Regulations 1980 which implements the European Union Acquired Rights Directive 1977.



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                                   ARTICLE II

                              ACQUISITION OF ASSETS

           SECTION 2.01.  Assets to Be Acquired.

           (a) Purchased Assets. Subject to the terms and conditions of this Agreement (including without limitation the allocation provisions of Section 2.08), on the Closing Date Seller shall sell, assign, transfer, convey and deliver to Purchaser and Sub (or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser and Sub) and Purchaser and Sub shall purchase and acquire from Seller, free and clear of any and all Encumbrances whatsoever, all right, title and interest in and to all of the following (collectively, the "PURCHASED ASSETS"):

                     (i)        the Products;

                     (ii)       the Product Designs;

                     (iii)      the Tangible Assets;

                     (iv)       the Listed Patent Assets;

                     (v)        an undivided one-half interest in the Co-Owned
                                Patents;

                     (vi)       the Listed Copyright Assets;

                     (vii)      the Mask Work Assets;

                     (viii)     the Sold Technology Deliverables;

                     (ix) all worldwide Intellectual Property Rights of Seller in and to all of the assets described in clauses (ii) through (viii) above (collectively, the "INTELLECTUAL PROPERTY ASSETS");

                     (x) the right to enforce confidentiality, non-disclosure, employee invention assignment and other proprietary rights agreements between Seller and New Hires (as defined in Section 6.01(b) below) with respect to the Storage Products Business;

                     (xi) all of Seller's rights under the Seller Contracts, including Third Party Assets; and

                     (xii) true, accurate and complete copies of Seller's marketing and sales information, pricing, marketing plans, business plans, financial and business projections and other files and records pertaining specifically to the Storage Products Business, but excluding any personnel files of any past or present employee of Seller (collectively, the "BUSINESS RECORDS").

           (b) Licensed Assets. The parties acknowledge that certain assets related to the Storage Products Business also are essential to other businesses conducted by Seller.



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Accordingly, with respect to the Licensed Assets Seller shall provide Purchaser a license on the terms and conditions of that certain Technology and Patent License Agreement, in substantially the form of Exhibit A hereto, to be entered into by the parties as of the Closing Date (the "TECHNOLOGY AND PATENT LICENSE AGREEMENT").

           (c) Other Assets. Should it be determined at any time after the Closing Date that any tangible or intangible assets which, pursuant to this Agreement, should have been transferred to Purchaser, are still in the possession of Seller, Seller Subsidiaries or Affiliates of Seller, such assets (and related rights) shall be delivered to Purchaser by Seller (or Seller shall cause them to be delivered) promptly without additional charge.

           SECTION 2.02. No Liabilities Assumed. As a material inducement and consideration to Purchaser to enter into this Agreement and perform its obligations hereunder, the parties agree that Purchaser shall assume no obligations or Liabilities whatsoever from Seller or any Seller Subsidiary or affiliate (whether now existing or hereafter arising), and Seller, all Seller Subsidiaries and all Seller's other affiliates shall retain, and shall be solely responsible and liable for paying, performing and discharging when due, all such Liabilities (collectively, the "EXCLUDED LIABILITIES"). By way of example and not by way of limitation, the Excluded Liabilities not being assumed by Purchaser include those liabilities described on EXHIBIT B hereto.

           SECTION 2.03. Purchase Price; Other Payments; Allocation of Purchase Price.

           (a) Payment at Closing. The aggregate purchase price for purchase of the Purchased Assets (the "PURCHASE PRICE") of Twenty-Seven Million Dollars ($27,000,000) (the "CLOSING PAYMENT") shall be paid by Purchaser and Sub to Seller on the Closing Date.

           (b) Product Development Fee. Purchaser shall pay Seller an aggregate of Seven Million Dollars ($7,000,000) as a product development fee ("DEVELOPMENT FEE"), payable in two equal installments of Three Million Five Hundred Thousand Dollars ($3,500,000) at the end of the first two fiscal quarters of Purchaser following the Closing.

           (c) Allocation and Characterization of Purchase Price and Other Payments.

                     (i) Purchase Price. Prior to the Closing Date, Purchaser and Seller shall use their reasonable efforts to agree to allocate, among the Purchased Assets, in accordance with the allocation requirements of Section 1060 of the Internal Revenue Code, the Closing Payment. The allocation of the Purchase Price agreed on by the parties pursuant to this Section shall be reduced to a writing executed by Seller and Purchaser that shall be delivered by Seller and Purchaser to each other at the Closing (the "PURCHASE PRICE ALLOCATION AGREEMENT"). Any subsequent adjustments to the allocable Purchase Price shall be reflected in the Purchase Price Allocation Agreement in a manner consistent with Treasury Regulation Section 1.1060-lT(f).

                     (ii) Consistent Treatment and Characterization of Amounts. For all Tax purposes Purchaser and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the Purchase Price Allocation Agreement, and will not take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation or



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otherwise, unless required to do so by a governmental authority. Seller and
Purchaser shall each be responsible for the preparation of their own Section 1060 statements and forms in accordance with applicable Tax laws, and each shall execute and deliver to each other such statements and forms as are reasonably requested by the other party.

           SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale, purchase and transfer of the Business Assets and the assumption of the Assumed Liabilities contemplated hereby shall take place at a closing at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California (the "CLOSING") at 10:00 a.m., local time, on the second Business Day after the satisfaction or waiver of the conditions to Closing set forth in
Article VIII or at such other time or on such other date or at such other place as Seller and Purchaser may mutually agree in writing (the day on which the Closing takes place being the "CLOSING DATE").

           SECTION 2.05. Closing Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

           (a) executed counterparts of all of the Ancillary Agreements to be executed and entered into by Seller;

           (b) the Purchase Price Allocation Agreement;

           (c) a receipt for the Closing Payment; and

           (d) all other items, tangibles, agreements, documents, certificates and payments to be delivered by Seller at the Closing under Section 8.02 of this Agreement or any other provision hereof or pursuant to any Ancillary Agreement.

           SECTION 2.06. Closing Deliveries by Purchaser. At the Closing, Purchaser and Sub shall deliver to Seller:

           (a) the Closing Payment of $27,000,000 in cash (by wire transfer) in accordance with Section 2.03 against receipt thereof from Seller;

           (b) executed counterparts of all of the Ancillary Agreements to be executed and entered into by Purchaser;

           (c) the Purchase Price Allocation Agreement; and

           (d) all other items, tangibles, agreements, documents, certificates and payments to be delivered by Purchaser at the Closing under Section 8.01 of this Agreement or any other provision hereof or pursuant to any Ancillary Agreement.

           SECTION 2.07. Unassignable Assets. Notwithstanding any other provision of this Agreement or any of the Ancillary Agreements, but subject to
Section 8.02(q) hereof, to the extent that any of the Seller Contracts or any other assets constituting part of the Purchased Assets are not assignable or otherwise transferable to Purchaser and Sub, or if such assignment or transfer would constitute a breach thereof or a violation of any applicable law, then neither this Agreement nor such Ancillary Agreements shall constitute an assignment or transfer (or an



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attempted assignment or transfer) thereof until such consent, approval or waiver of such party or parties has been duly obtained. With respect to each Seller Contract whose assignment or transfer to Purchaser or Sub requires the consent, approval or waiver of another party thereto or any third party, Seller shall use its best efforts to obtain such consent, approval or waiver of such other party or parties or such third party to such assignment or transfer as promptly as practicable, but in any event prior to the Closing Date. Purchaser and Sub agree to cooperate with Seller and supply relevant information to such party or parties or such third party in order to assist Seller in its obligations under this Section. Notwithstanding the foregoing, nothing contained herein shall obligate Seller or Purchaser to expend or pay any amount to third parties to obtain any consents, approvals or waivers.

           SECTION 2.08. Allocation of Assets. The Purchased Assets purchased and acquired hereunder shall be sold and assigned to Purchaser and, at its option, one or more subsidiaries of Purchaser and such assets and the consideration therefor shall be allocated between Purchaser and such subsidiaries as determined by Purchaser in its sole discretion and as reflected in an agreement or memorandum executed by them.

           SECTION 2.09. Non-U.S. Assets. From the Effective Date until the Closing Date, Seller will, and will cause all Seller Subsidiaries and all affiliates of Seller to, cooperate and assist Purchaser with the evaluation and identification of Purchased Assets located in or related to countries other than the United States.

           SECTION 2.10. Further Assurances. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request. Seller will sign and deliver any and all instruments and documents necessary or appropriate to fully effect and perfect the transfer or license, as the case may be, to Purchaser and Sub (or if Purchaser so elects, any Purchaser Subsidiary) of any and all of the Business Assets.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Seller hereby represents and warrants to Purchaser and Sub that, except as expressly set forth in the Seller's Disclosure Letter, all of the following statements, representations and warranties are true and correct:

           SECTION 3.01. Organization and Good Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing in each jurisdiction in which Business Assets are located. Seller has all requisite corporate power and authority to carry on the Storage Products Business as now conducted and to enter into this Agreement, the Ancillary Agreements and the Seller Closing Documents (as defined in Section 8.02) and the transactions contemplated hereby and thereby.



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           SECTION 3.02. Authorization and Validity. All corporate action on the part of Seller, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the Ancillary Agreements and the Seller Closing Documents, the performance of all obligations of Seller hereunder and thereunder, has been taken or will be taken prior to the Closing. This Agreement and the Non-Competition Agreements have been, and at the Closing the other Ancillary Agreements and the Seller Closing Documents will be, duly executed and delivered by Seller. This Agreement and the Non-Competition Agreements constitute, and, upon Seller's execution of each of the other Ancillary Agreements and the Seller Closing Documents, each of the other Ancillary Agreements and each of the Seller Closing Documents will constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements have been duly and validly approved and authorized by Seller's Board of Directors. No approval of Seller's stockholders is required to effect the transactions contemplated by this Agreement, the Ancillary Agreements or the Seller Closing Documents.

           SECTION 3.03. Subsidiaries or Affiliates. Except as set forth in
SCHEDULE 11, none of the Purchased Assets are owned, licensed to, leased to or otherwise held or used by any Seller Subsidiary or by any other affiliate of Seller.

           SECTION 3.04. No Conflict. The execution, delivery and performance of this Agreement, the Ancillary Agreements and the Seller Closing Documents by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not result in a violation or default in any material respect of:
(a) any provision of Seller's charter documents, (b) any judgment, order, writ or decree applicable to Seller or to any of the Business Assets, (c) or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach, violation or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any of the Seller Contracts or any material contract of Seller, or (d) result in the creation of any material Encumbrance on any of the Business Assets.

           SECTION 3.05.  Consents.

           (a) Consents and Approvals. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any governmental entity on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with the HSR Act and the Mergers Act.

           (b) Consents to Assign. SCHEDULE 10 sets forth a true and complete list of each and every Purchased Asset, including Seller Contract, with respect to which the consent or approval of any third party or governmental authority is required in order for Seller or any of Seller's Subsidiaries or other affiliates to assign or transfer to Purchaser or Sub any of the Purchased Assets or any rights or obligations under Seller Contracts.

           SECTION 3.06.  Tax Matters.

           (a) Tax Assessments. There is no claim or assessment pending or, to the knowledge of Seller or any branch of the Seller, threatened for any alleged deficiency in Tax attributable to the affiliated group of which Seller is the parent (the SELLER GROUP"), Seller, or any branch of the Seller relating to the Business Assets, and neither Seller Group, Seller or any branch of the Seller knows of any audit or investigation with respect to any liability of Seller for Taxes attributable to the Seller Group, Seller or any branch of the Seller relating to the Business Assets or any business activities related thereto.

           (b) No Tax Liens. There are (and as of immediately following the Closing there will be) no material Encumbrances or charges of any sort on any of the Business Assets relating to or attributable to Taxes.

           (c) Tax Exempt Use Property. None of the Business Assets are "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code.

           SECTION 3.07. Title to and Condition of Purchased Assets and Third Party Assets; Sufficiency of Business Assets.

           (a) Purchased Assets. Seller owns all the Purchased Assets and has good and marketable title in and to all of the Purchased Assets, free and clear of all material Encumbrances whatsoever, except Encumbrances listed in Section
3.07 of Seller's Disclosure Letter and the Cross-License Agreements listed in
Schedule 2A. Title to all the Purchased Assets is freely transferable from Seller to Purchaser and Sub free and clear of all material Encumbrances without obtaining the consent or approval of any person. All of the tangible personal property included in the Purchased Assets is in good working condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it is presently used. The current location of all tangible Purchased Assets is set forth in Schedule 10, and Seller will not re-locate any material tangible Purchased Assets from the location(s) shown for such Purchased Assets on Schedule 10 without Purchaser's prior written consent. None of the Business Assets (whether tangible or intangible) that were used in the Storage Products Business as of December 31, 1997, which in the aggregate are material, have been removed from use in such business since such date. The Tangible Asset Schedule was prepared in the ordinary course, in a manner consistent with Seller's past practice and in accordance with Seller's business records.

           (b) Third Party Assets. Those assets which constitute Third Party Assets are identified as such on SCHEDULE 9 hereto. Seller has the right to transfer the Third Party Assets, without restriction and without degradation to the rights assigned. Seller has paid in full all royalties, fees and any other payments that have ever become due and payable under all Seller Contracts or related to any of the Third Party Assets and no further royalties, license fees, maintenance and support fees or any other payments whatsoever are due and payable, nor will any further royalties, license fees, maintenance and support fees or any other payments whatsoever become due and payable in the future, under any license agreements included among the Seller Contracts or with respect to any Business Assets under any circumstances. Schedule 9 indicates the amount owing and payment schedule, if any, with respect to Seller Contracts and Third Party Assets.

           (c) Sufficiency of Business Assets. The Business Assets constitute all assets, properties, rights and Intellectual Property Rights that are necessary or required to enable Purchaser, following the Closing, to own, conduct, operate and continue the Storage Products Business substantially as historically conducted and as proposed to be conducted by Seller through the Closing Date, other than the Retained Assets, without: (i) the need for Purchaser to acquire or license any other asset, property or Intellectual Property Right, (ii) the breach or violation of any contract or commitment, and
(iii) to Seller's knowledge, infringement of any Intellectual Property Right of any party. Except as may be set forth in the Disclosure Letter or any schedule to this Agreement, none of the Business Assets are licensed or leased from any third party and no royalties, license fees or similar payments are due or payable (or may become due or payable) to any third party under any license, lease or other agreement. Except as set forth in Schedule 2B, none of the Purchased Assets are licensed to any third party, including any Seller Subsidiary or any other affiliate of Seller.

           SECTION 3.08. Seller Contracts. True and complete copies of the documents listed in Schedule 9 have been made available to Purchaser. All Seller Contracts are valid, in full force and effect, and enforceable in accordance with their respective terms, and no party has repudiated or claimed a breach of any provision thereof and no breach or default thereunder will result from this Agreement, any of the Ancillary Agreements, or any of the transactions contemplated hereby or thereby. Neither Seller nor, to the knowledge of Seller, any other party to any Seller Contract is in material breach or default in performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or lapse of time or both, would constitute a material breach, default or event of default on the part of Seller or, to Seller's knowledge, on the part of any other party, to any Seller Contract that is continuing unremedied. Those contracts, leases, licenses and other agreements related to the Storage Products Business not listed in Schedule 10 are not in the aggregate material to the Storage Products Business.

           SECTION 3.09. No Restrictive Agreements. No Business Asset is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits (or purports to restrict or prohibit) Seller (or would restrict Purchaser) from freely engaging in the Storage Products Business as now conducted or proposed to be conducted by Seller through the Closing Date or from competing in the mass storage business anywhere in the world (including without limitation any contracts, covenants or agreements restricting the geographic area in which Seller may sell, license, market, distribute or support any Products or Business Assets) (collectively, "RESTRICTIVE AGREEMENTS") other than the Non-Competition Agreements between Seller and Purchaser to be entered into concurrently with the execution of this Agreement.

           SECTION 3.10. Litigation. There is no claim, action, suit, arbitration, mediation, investigation or other proceeding of any nature pending or, to the best of Seller's knowledge, threatened, at law or in equity, by way of arbitration or before any court, governmental department, commission, board or agency that: (i) may adversely affect, contest or challenge Seller's authority, right or ability to sell or convey any of the Business Assets to Purchaser or Sub hereunder or otherwise perform Seller's obligations under this Agreement or any of the Ancillary Agreements; (ii) challenges or contests Seller's right, title or ownership of any of the Business Assets or seeks to impose an Encumbrance on, or a transfer of title or ownership of, any Business Asset; (iii) asserts that any Business Asset, or any action taken by any employee, consultant or contractor of Seller, any Seller Subsidiary or any other affiliate of Seller with respect to any Business Asset, infringes or misappropriates any Intellectual Property Rights of any third party; (iv) seeks to enjoin, prevent or hinder operation of the Storage Products Business, the sale, license, marketing or distribution of any of the Products or the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements; (v) to the knowledge of Seller, would impair or have an adverse affect on Purchaser's or Sub's right or ability to use or exploit any of the Business Assets or impair or have an adverse effect on the value of any Business Asset; or (vi) involves or relates to any potentially material claim against Seller by any creditor of Seller related to the Storage Products Business. There are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator pending or binding against Seller which affect any of the Business Assets or Purchaser's ability to hire any Employee.

           SECTION 3.11. Compliance with Laws. Seller has complied in all material respects with and has not received any notices of violation with respect to, any Irish, United States or non-U.S., federal, state or local statute, law or regulation (including any Environmental Law) applicable to the Storage Products Business or any of the Business Assets.

           SECTION 3.12. No Representation to Employees. Seller has made no representation to any employee, consultant or contractor of Seller, any Seller Subsidiary or any other affiliate of Seller that Purchaser can or will terminate the employment of its employees only upon certain terms or conditions or only on certain grounds or that such employment is anything other than "at will".

           SECTION 3.13.  Employees.

           (a) Employee List. Set forth in SCHEDULE 13 is a complete and accurate list of all the employees of Seller, any Seller Subsidiary or affiliate of Seller who work in the Storage Products Business. Schedule 13 also contains a complete and accurate list of all consultants currently hired, retained or engaged by Seller or by any Seller Subsidiary or any other affiliate of Seller to perform any work or services related to the Products and/or the Storage Products Business (collectively "CONSULTANTS" and each individually a "CONSULTANT"). Seller has provided to Purchaser a true and accurate list of all locations at which Employees (as defined in Section 6.01) and/or Consultants are working as of the date hereof. With respect to "New Hires" (as defined in Section 6.01), Schedule 13 also contains the date of hire and years of employment or service. Seller has provided to Purchaser a true and accurate list for each New Hire of the current annual base salary and (in the case of Consultants) current compensation arrangement for each Consultant, their status as exempt or non-exempt, all sick or vacation benefits accrued or payable, all bonuses, profit sharing, or commissions accrued or payable, any special compensatory or reimbursement arrangements, comp time or other arrangements with such Employees and any other compensatory agreements between such Employee and Seller. In addition, Seller has provided to Purchaser a list of all employees or Consultants no longer providing services to Seller who did work in the Storage Products Business at any time on or after January 1, 1995.

           (b) Employment and Consulting Agreements. Schedule 13 includes a complete and accurate list of (i) all employment contracts, agreements or arrangements with or related to any

New Hire (if any) that are (or will prior to the Closing be) in effect and (ii) all consulting or similar agreements related to any Consultant that are (or will at the Closing be) in effect.

           (c) No Terminations Planned; No Restrictions. Seller has not received any notice, nor, to Seller's knowledge is there any reason to believe, that any executive or key employee of or Consultant to the Storage Products Business unit or any group of employees working on or contributing to the Storage Products Business has any plans to terminate his, her or their employment with Seller. To Seller's knowledge, no such executive or key employee or Consultant is subject to any agreement, obligation, order or other legal hindrance that impedes or might impede such executive or key employee from devoting his or her full business time to the affairs of Seller prior to the Closing Date and, if such person becomes an employee of Purchaser, to the affairs of Purchaser after the Closing Date.

           SECTION 3.14. Pension and Employee Benefit Matters. Neither Seller nor any entity which, within the last 5 years, has been under common control of or affiliated with Seller (an "ERISA AFFILIATE") within the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code, has ever been obligated to contribute to any "multi-employer plan" as such term is defined in Section 3(37) of ERISA. No material liability to the Pension Benefit Guaranty Corporation is expected to be incurred in connection with the transactions contemplated hereby.
SCHEDULE 13 includes a true and complete list of all Employees, who are or may become entitled to benefits under any severance agreement as of the Closing (other than an arrangement generally applicable to all or substantially all Employees), and the terms thereof.

           SECTION 3.15. Supplier and Customer Relationships. To date no Products have been sold. SCHEDULE 14 lists the potential customers who are currently evaluating prototypes of the Products, whether pursuant to written beta test, submission or evaluation agreements (collectively "EVALUATION AGREEMENTS") with Seller or otherwise. Seller has good commercial working relationships with its suppliers for the Storage Products Business and since January 1, 1997, no supplier accounting for two percent (2%) or more of Seller's purchases of supplies related to the Storage Products Business has canceled or otherwise terminated its relationship with Seller, decreased or limited materially its materials supplied to Seller from the corresponding period in 1996, or, to Seller's knowledge, threatened to take any such action.

           SECTION 3.16. Product Liability. Neither Seller nor any Seller Subsidiary has any Liability (and, to Seller's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller or any Seller Subsidiary or any affiliate of Seller giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any Product or prototype of any Product manufactured or delivered by Seller or any Seller Subsidiary or any affiliate of Seller prior to the Closing Date.

           SECTION 3.17.  Intellectual Property Rights.

           (a) Ownership. Seller is the sole and exclusive owner or has the right to use the Key Assets pursuant to license, sublicense, agreement, or other valid permission, all Intellectual Property Rights necessary or desirable for the operation of the Storage Products Business as presently conducted and as presently proposed to be conducted, except for those Intellectual

Property Rights incorporated into or forming a part of or critical to the development, manufacture or use of the Products identified on the applicable Schedules as being licensed to Seller by third parties, and except for rights granted to Seller under the Cross License Agreements. Except for rights granted to Seller under the Cross-License Agreements, each Intellectual Property Right owned, licensed to or used by Seller in the Storage Products Business immediately prior to the Closing Date hereunder will be owned or licensed to and available for use by Purchaser and Sub in the identical manner used by Seller as of December 31, 1997 with respect to read channel and pre-amp product development.

           (b) Assets Sufficient. To Seller's knowledge, except as indicated in
Schedule 2A, the Business Assets include all assets, properties and Intellectual Property Rights necessary to enable Purchaser and Sub to continue to develop and test the Products in identical manner of Seller's Product developing and testing. Except as indicated in Schedule 2A, to Seller's knowledge, the Business Assets include all assets, properties and Intellectual Property Rights necessary to enable Purchaser and Sub to manufacture, use, and sell the Products, provide technical support therefor and to conduct the Storage Products Business in the manner in which such business was conducted by Seller on December 31, 1997, and as such business is proposed to be conducted through the Closing Date.

           (c) No Infringement. The Products and, as and to the extent used in the development of or integrated or incorporated in the Products, the Key Assets and other Business Assets have not infringed or violated and currently do not infringe or violate upon, or misappropriate any copyright, mask work or trade secret, or to Seller's knowledge, any patent or other intellectual property rights (other than trademarks) of any third party, and no third party has asserted or threatened to assert against Seller any claim of infringement or misappropriation of any such rights. To Seller's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property Rights in any manner affecting the Storage Products Business. None of the Intellectual Property Rights is owned by or registered in the name of any current owner (other than Seller) or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, contractor or representative of Seller; nor does any such person have any interest therein or right thereto, including (but not limited to) the right to royalty or other payments. No other representation or warranty in this Section 3.17 shall be deemed to cover matters covered by this Section 3.17(c).

           (d) Recorded Intellectual Property Rights and Licenses. Schedules 5, 1, 4 and 2B, when taken together, identify: (i) each Listed Patent Asset, Listed Copyright Asset, and mask work (and/or registration thereof) which has been granted or registered and issued to Seller in any jurisdiction, (ii) each pending Listed Patent Asset application or application for registration of a Listed Copyright Asset, Product mask work or similar right which Seller has made in any jurisdiction, (iii) all unregistered copyright works and mask works included within the Technology Deliverables and (iv) each license, agreement, or other permission which Seller has granted to any third party with respect to any Purchased Assets or, to the extent that they relate to the Products or their development, the Licensed Assets. Seller has delivered to Purchaser correct and complete copies of all such patents, patent applications, copyrights and mask work registrations covering the Product Designs and all applications, licenses, agreements and permissions (as amended to date) required to make, use or sell Products, other than the Cross License Agreements listed in Schedule 2A, for which Seller has provided Purchaser with accurate abstracts of the license grants by Seller, and Seller has made available to Purchaser correct and complete copies of all other written documentation evidencing ownership or other rights of Seller, as the case may be, of each such item. Seller has provided Purchaser with accurate abstracts of the Cross-License Agreements listed in Schedule 2B. Seller has not filed any copyright or mask work registrations or applications therefore related to the Storage Products Business in the United States or any foreign country. Except for rights licensed to the Seller pursuant to the Cross-License Agreements, Seller has the exclusive right, to the extent such right exists, to file, prosecute, and maintain patent applications and applications to register copyrights and mask works related to or included in the Key Assets and the patents and registrations that issue therefrom. All fees to maintain Seller's rights in the Intellectual Property Rights in and to the Purchased Assets that are due on or before the Closing Date, including (without limitation) registration, maintenance and prosecution fees, and all professional fees incurred in connection therewith, have been paid.

           (e) Restrictions. With respect to each Intellectual Property Right, license, agreement or other permission required to be identified in Schedules 1, 4, 5 and 9, to the extent that the subject Intellectual Property Right covers or embodies Purchased Assets: (i) Seller possesses all right, title and interest in and to such Intellectual Property Right, license, agreement or permission free and clear of any Encumbrance or other restriction; and (ii) no action, suit, proceeding, hearing, investigation, complaint, claim or demand is pending or, to Seller's knowledge, is threatened, which challenges the legality, validity, enforceability, use or ownership of such Intellectual Property Rights, license, agreement or permission.

           (f) Licenses. Except for rights licensed by Seller pursuant to the Cross-License Agreements, Schedule 9 and Schedule 2A set forth and summarize each license Seller has granted to any third party with respect to the Key Assets in connection with the manufacture, use or sale of Products for Storage Peripherals. Such Schedules 9 and 2A also sets forth and summarizes each Intellectual Property Right that a third party owns and that Seller uses pursuant to a license, sublicense, agreement or other permission in connection with the manufacture, use or sale of Products. Except for the Cross-License Agreements, Seller has delivered to Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each Intellectual Property Right required to be identified in such Schedule 9, except for rights under the Cross-License Agreements: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms to Purchaser's and Sub's benefit immediately following the Closing and all consents to the assignment of each Seller Contract (including without limitation each Seller Contract that is a license, sublicense, agreement, permission or covenant not to compete together with all Intellectual Property Rights relating thereto) needed to assign any such Seller Contract to Purchaser and/or Sub or any other subsidiary of Purchaser designated by Purchaser have been obtained or will be obtained prior to Closing; (iii) the license, sublicense, agreement or permission does not restrict Seller's ability to do business in any jurisdiction or with respect to the read channel and preamp market or industry; (iv) Seller is not in breach or default of, and to Seller's knowledge, no other party to any such license, sublicense, agreement or permission is in breach or default of, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default of, or permit termination, modification or acceleration of, any such license, sublicense agreement or permission; (v) to Seller's knowledge, no party to the license, sublicense, agreement or permission has repudiated or contested any provision thereof; (vi) with respect to each sublicense, to Seller's knowledge, the representations and warranties set forth in clauses (i) through (v) above are true and correct with respect to the underlying license; (vii) no action, suit, proceeding, hearing, investigation, complaint, claim, or demand is pending to which Seller is a party, participant or recipient or, to Seller's knowledge, is threatened which challenges the legality, validity or enforceability of any such license, sublicense, agreement or permission or any Intellectual Property Right governed thereby; and (viii) except as provided in Schedule 2B, Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission related to the manufacture, use or sale of Products. Neither Seller, nor any Seller Subsidiary nor any affiliate of Seller is liable for, or has made any contract or arrangement whereby it may become liable to, any person for any royalty, fee or other compensation for the ownership, use, license, sale, distribution, manufacture, reproduction or disposition of any Purchased Asset or any Licensed Asset. Except as provided in Schedule 2A, no person other than Seller holds any license or other right granted or authorized by or received from Seller or any affiliate or predecessor in interest to Seller to manufacture, modify, distribute or market any of the Products or has granted rights under the Intellectual Property Rights pertaining to Product Designs. No person (other than Purchaser and Sub) will be or become entitled to receive a copy of source code of any software or other tangible deliverable included among the Purchased Assets as a result of this Agreement, any Ancillary Agreement or any other agreement or transaction contemplated by this Agreement and no person holds or has been granted access to any copy of source code of any software or Confidential Information constituting or constituted in a Key Asset other than Confidential Information that is customarily shared with customers and potential customers of products like the Products.

           (g) Employee Invention Agreements. All employees, contractors and consultants of Seller, any Seller Subsidiary or any other affiliate of Seller (including but not limited to all the Employees and all the Consultants) and any other third parties who have been involved in the development of any Product or any Purchased Asset, have executed invention assignment and confidentiality agreements in the form delivered to Purchaser's counsel, and all employees and consultants of Seller who have access to confidential information or trade secrets authored, created or developed in the conduct of the Storage Products Business and/or the Purchased Assets have executed nondisclosure agreements in the form delivered to Purchaser's counsel. Seller has taken reasonable steps, consistent with industry standards, to protect the secrecy and confidentiality of all nonpublic information pertaining to the Products and other Key Assets, the secrecy of which is customarily protected in the semiconductor device industry, including (without limitation) the marking of all Seller Confidential Information (as defined below) with appropriate "Proprietary" or "Confidential" legends, the establishment of policies for the handling, disclosure and use of confidential or propriety information and the acquisition of valid written non-disclosure agreements from any party receiving the same.

           (h) Nondisclosure Agreements. No third party is in possession of any confidential information pertaining to the design of any Product, except for prototype evaluation units provided by Seller to potential customers. Seller has not knowingly taken or knowingly failed to take any action that, directly or indirectly, has caused any Listed Patent Assets or Listed

Copyright Assets to enter the public domain, or has in any way affected its absolute and unconditional ownership of Intellectual Property Rights in and to the Product Designs. All use, disclosure or appropriation of confidential or proprietary information related to the Storage Products Business not owned by Seller has been pursuant to the terms of a written agreement between Seller and the owner of such information, or is otherwise lawful.

           (i) Seller Contracts. Except as provided in Schedule 9, the Seller Contracts include all contracts or licenses to which Seller is or has been a party or, to Seller's knowledge, that are or may be necessary for Purchaser and Sub to hold in order to operate the Storage Products Business after the Closing and/or to manufacture, have manufactured, use, sell, lease, license, market, distribute, install, service, support or otherwise commercially exploit any or all of the Products or, subject to the Technology and Patent License Agreement, Purchased Assets without: (i) the need to purchase, license or acquire any other asset or property that is the subject of a Seller Contract; (ii) violating any contractual rights of any third party; or (iii) to Seller's knowledge, infringing, misappropriating or misusing any software, technology, Industrial Property or Intellectual Property Rights of any third party.

           (j) Status of Product Development. Seller has in all material respects made a full, complete and accurate disclosure to Purchaser regarding the state of development of the Products and the use of development tools and other development resources used by Seller (and Seller's contract personnel) in the development of the Products.

           (k) Product Compliance. All of the Products will perform (including but not limited to the processing of any data) in the same manner during and after the year 2000 as they do before the year 2000, without the need to modify or alter any of such Products in any respect.

           (l) No Government Funding. No governmental or third party funding, grants or resources were utilized in connection with designing, developing or manufacturing the Products or otherwise conducting the Storage Products Business and no governmental entity has any rights in or to any of the Key Assets, Products or Intellectual Property Rights related thereto.

           SECTION 3.18. Brokers. Neither Seller, any Seller Subsidiary nor any of their affiliates has employed any broker, finder, investment banker or agent, incurred or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder, investment banker or agent with respect thereto.

           SECTION 3.19.  Environmental Matters.

           (a) Environmental Obligations. Seller, each Seller Subsidiary and each other affiliate of Seller is conducting, and at all times has conducted, the Storage Products Business and its operations at the facilities or sites at which the Storage Products Business is now or has previously been conducted by Seller, any Seller Subsidiary or any other affiliate of Seller, or any of their predecessors-in-interest (collectively, the "FACILITIES"), in accordance with and in material compliance with all Environmental Laws.

           (b) No Outstanding Orders or Actions. There are no outstanding orders, injunctions or decrees against Seller, nor are there any pending or threatened investigations of any kind against Seller, related to the Storage Products Business concerning any Environmental Laws.

           (c) No Waste Disposal. All Hazardous Substances and waste materials generated, used, transported, treated, stored or disposed of in connection with the Storage Products Business have been handled, stored, treated and disposed of in accordance with applicable Environmental Laws.

           SECTION 3.20. Insurance. Seller has policies of insurance (i) covering risk of loss on the Purchased Assets, (ii) covering liability for fire, property damage and personal injury, and (iii) for business interruption. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and will be maintained in effect until the Closing Date.

           SECTION 3.21. Disclosure. Seller has fully provided Purchaser with all the information (orally or in writing) that Purchaser has reasonably requested for deciding whether to enter into this Agreement and the transactions contemplated hereby, including (but not limited to) the status of product development. This Agreement, the Schedules attached hereto, the Seller Disclosure Letter, the Seller Closing Documents and the Ancillary Agreements, and all other information (oral and written) relating to the Products and the Storage Products Business delivered in connection herewith, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser hereby represents and warrants to Seller that all of the following statements, representations and warranties are true, accurate and correct:

           SECTION 4.01. Organization and Good Standing. Each of Purchaser and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and is in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as now conducted and to enter into this Agreement, the Ancillary Agreements and the Purchaser Closing Documents (as defined), as applicable, and the transactions contemplated hereby and thereby.

           SECTION 4.02. Authorization. All corporate action on the part of each of Purchaser and Sub, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the Ancillary Agreements and the Purchaser Closing Documents, the performance of all obligations of Purchaser and Sub hereunder and thereunder, has been taken or will be taken prior to the Closing. This Agreement and the Non-Competition Agreements constitute, and the other Ancillary Agreements and the Purchaser Closing Documents when executed and delivered, will constitute, valid and legally binding obligations of Purchaser and Sub, as applicable, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by each of Purchaser and Sub of this Agreement and each of the Ancillary Agreements, as applicable, have been duly and validly approved by its Board of Directors. No approval of the stockholders of Purchaser or Sub is required to effect the transactions contemplated by this Agreement, the Ancillary Agreements or the Purchaser Closing Documents.

           SECTION 4.03. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity on the part of Purchaser or Sub is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with the HSR Act and the Mergers Act.

           SECTION 4.04. Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Purchaser or Sub that questions the validity of this Agreement, the Ancillary Agreements or the Purchaser Closing Documents, or the right of Purchaser or Sub to enter into this Agreement, the Ancillary Agreements or the Purchaser Closing Documents or to consummate the transactions contemplated hereby or thereby.

           SECTION 4.05. Compliance with Other Instruments and Laws. The execution, delivery and performance of this Agreement, the Ancillary Agreements and the Purchaser Closing Documents by each of Purchaser and Sub and the consummation of the transactions contemplated hereby and thereby do not and will not result in a violation or default in any material respect of: (a) any provision of the charter documents of Purchaser or Sub, or (b) any judgment, order, writ, or decree applicable to the assets of Purchaser or Sub, or (c) or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach, violation or default) under any material contract to which it is a party. Neither Purchaser nor Sub is in violation or default in any material respect of any provision of its charter documents, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound that could reasonably be expected to have a material adverse effect on its business, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to it that could reasonably be expected to have a material adverse effect on it.

           SECTION 4.06. Brokers. Neither Purchaser, Sub nor any of their affiliates has employed any broker, finder or agent, incurred or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto.

                                    ARTICLE V

                                    COVENANTS

           SECTION 5.01. Conduct of Business Prior to the Closing. Seller covenants and agrees that, between the date hereof and the Closing Date, it will (except as Purchaser otherwise agrees in its sole discretion, which as to clause
(d) below will not unreasonably be withheld):

           (a) not sell, transfer, assign, convey, license, move, relocate, encumber or otherwise dispose of any of the Business Assets or permit any Seller Subsidiary or any other affiliate of Seller to do so;

           (b) conduct, at Seller's expense, the Storage Products Business in the ordinary course and consistent with Seller's past practice (taking into account the sale of the Business Assets contemplated hereby and Seller's other agreements hereunder) except for such actions of Seller as may be contemplated by this Agreement or agreed to by Purchaser in a writing signed by Purchaser;

           (c) not transfer any Employee (as defined in the first sentence of Section 6.01(a)) to any other division or position of employment within Seller or any of Seller's Subsidiaries or any other affiliates of Seller;

           (d) not terminate the employment of any Employee (as defined in the first sentence of Section 6.01(a));

           (e) not encourage or otherwise act to cause any Employee not to accept any offer of employment by Purchaser made pursuant to Section 6.01 hereof;

           (f) not change the base salaries or bonus programs of any Employee or establish a bonus plan or any new employee benefits for any Employee without Purchaser's prior written approval;

           (g) continue to provide Purchaser with reasonable access to and the opportunity to meet and interview each Employee for the purpose of negotiating offers of employment contingent upon the consummation of the sale and transfer of the Business Assets to Purchaser and Sub and the other transactions contemplated hereby (Seller expressly acknowledges that it consents to such activities undertaken by Purchaser prior to the Effective Date);

           (h) use Seller's best efforts to secure and preserve good and marketable title in Seller's name in and to all of the Business Assets, free of all material Encumbrances, and to cause the conditions to Closing set forth in
Article VIII to be fulfilled as promptly as possible;

           (i) terminate any license rights held by any Seller Subsidiary or any other affiliate of Seller with respect to any of the Purchased Assets; and

           (j) terminate or cause to be released or expunged all Encumbrances on any Purchased Assets.

           SECTION 5.02. Interim Sales Representation and Marketing Cooperation.

           (a) Appointment as Interim Period Sales Representative. Seller hereby authorizes Purchaser, between the Effective Date and the earlier of (i) the Closing Date or (ii) the termination of this Agreement in accordance with its terms (the "INTERIM PERIOD"), to market and to act as a sales representative for Products on the terms and conditions of the existing Joint Marketing and Sales Representative Agreement between Purchaser and Seller, dated December 1, 1997, which agreement shall remain in full force and effect until the Closing, at which time it shall be terminated.

           (b) Recognition of Revenue Accruing Pre and Post Closing. No sales of the Products have occurred to date and none are expected to occur prior to the Closing Date. Revenues accrued per GAAP as a result of deliveries after Closing of Products sold in connection with Evaluation Agreements existing prior to the Closing Date will be for Purchaser's account, and Seller will not be entitled to any compensation with respect thereto, except as expressly provided in Sections 2.03(b) and (d).

           (c) Seller Non-disturbance of Prospects. To avoid impairing negotiations between Purchaser and any prospective customer ("PROSPECT"), neither Seller nor any Seller Subsidiary nor any person or entity acting upon Seller's or any Seller Subsidiary's instructions will, without Purchaser's prior written consent, contact any such Prospects, or cause to be communicated to any such Prospect any proposal with respect to any Product, except that Seller will upon Purchaser's request cooperate with Purchaser in dealing with each Prospect. If Purchaser ceases to actively pursue any Prospect as a customer for Products, Purchaser will so notify Seller in which case the restrictions of this subsection will cease to apply as to the Prospect specified in such notice.

           (d) Assumption and Disclaimer as to Obligations. All Liabilities arising under any Evaluation Agreement existing prior to the Closing Date will be Excluded Liabilities except as expressly provided in this clause (d). If Closing never occurs, Purchaser will never have and will not assume any Liabilities or obligations under any Evaluation Agreement, and all such Liabilities or obligations will remain Excluded Liabilities. If Closing does occur, then notwithstanding anything in Article II hereof to the contrary, each Evaluation Agreement shall become an Seller Contract. In no event will Purchaser be liable or responsible for paying any of Seller's sales personnel in connection with any transactions contemplated by this Section 5.02.

           SECTION 5.03. Consent of Third Parties. Prior to the Closing Date, Seller shall obtain the consent in writing of all persons, if any, necessary to permit Seller to assign and transfer all of the Purchased Assets (including, but not limited to, the Seller Contracts) to Purchaser, free and clear of all material Encumbrances.

           SECTION 5.04. Future Agreements. In the event Seller enters into any material agreement between the date of this Agreement and the Closing that relates to the Storage Products Business or Products, at the request of Purchaser, Seller agrees to include any such agreement within the Seller Contracts.

           SECTION 5.05. Certain Notifications. At all times prior to the Closing, Seller shall promptly notify Purchaser in writing of the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy any of the conditions specified in Article VIII hereof.

           SECTION 5.06. Post-Closing Access to Information. If, after the Closing Date, in order properly to operate the Storage Products Business or utilize the Business Assets, or prepare documents or reports required to be filed with governmental entities or prepare Purchaser's or Sub's financial statements for the Storage Products Business, it is reasonably necessary that Purchaser obtain additional information within Seller's possession relating to the Storage Products Business or the Business Assets, Seller shall furnish or cause its representatives to furnish such information to Purchaser as promptly as possible. Such information shall include, without limitation, all agreements between Seller and any person relating to the Storage Products Business or the Business Assets. Seller agrees to maintain any and all information and records regarding its business and operations which are not transferred to Purchaser pursuant to this Agreement necessary to permit Purchaser to calculate the availability to it of Tax credits for increasing research activities under
Section 41 of the Internal Revenue Code. Seller shall maintain and make available the information and records specified in this Section for a period of seven (7) years after the Closing Date.

           SECTION 5.07. Payroll Information. Following execution of this Agreement, Seller will notify Purchaser of the name, telephone, fax and electronic mail address of the Seller employee who is principally responsible for administering payroll for the Employees. Seller shall use its best efforts (to the extent practicable) to provide to Purchaser, within five (5) days of the Closing Date, all W-2 information for calendar 1998 with respect to each United States Employee and all information regarding Seller's payments for unemployment insurance (including FUTA and SDU), paid by Seller in respect of each United States Employee and similar information with respect to each non-U.S. Employee, as required by the applicable jurisdiction.

           SECTION 5.08. Pre-Closing Access to Information. From the date hereof to the Closing Date, Seller will afford to the representatives of Purchaser, including its counsel and auditors, during normal business hours, access to any and all of the Business Assets and information with respect to the Storage Products Business to the end that Purchaser may have a reasonable opportunity to make such a full investigation of the Business Assets and the Storage Products Business in advance of the Closing Date as it shall reasonably desire, and the officers of Seller will confer with representatives of Purchaser and will furnish to Purchaser, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Purchaser may reasonably request, and Seller will furnish to Purchaser's auditors all consents and authority that they may reasonably request in connection with any such examination. In addition, Seller and Purchaser shall cooperate on Tax information and record-keeping matters with regard to the transition of the ownership of the Purchased Assets and the Storage Products Business.

           SECTION 5.09. Taxes. Seller shall, to the extent that failure to do so could adversely affect the Storage Products Business or the Business Assets,
(a) continue to file within the time period for filing all returns and reports relating to Taxes, and such returns and reports shall be true, correct and complete, and (b) pay when due any and all Taxes attributable to or levied or imposed upon (i) the Business Assets used in the Storage Products Business for periods (or portions thereof) through the Closing Date and (ii) the operations of the Seller.

           SECTION 5.10.  Confidentiality.

           (a) Existing Agreement. The terms of the Mutual Confidential Disclosure Agreement dated as of January 13, 1998 (the "EXISTING CONFIDENTIALITY AGREEMENT") between Seller and Purchaser are hereby incorporated herein by reference and shall continue in full force and effect until the Closing Date, at which time the Existing Confidentiality Agreement shall terminate. If this Agreement is terminated prior to the Closing for any reason then the Existing Confidentiality Agreement shall continue in full force and effect.

           (b) Seller's Confidential Information. Excluding Acquired Confidential Information (as defined below), all tangible manifestations of confidential and/or proprietary information of Seller disclosed to Purchaser in the course of negotiating the transaction contemplated by this Agreement ("SELLER'S CONFIDENTIAL INFORMATION") will be held in confidence and not disclosed by Purchaser or any of its employees, affiliates or stockholders for a period of five (5) years from the Closing Date and will be promptly destroyed by Purchaser or returned to Seller, upon Seller's written request to Purchaser, provided that Purchaser will not at any time use, or disclose to others, any Licensed Technology Deliverables (in tangible form) for any purpose other than the development of read channels and pre-amps for Storage Peripherals. Purchaser's employees, affiliates and stockholders will not be given access to Seller Confidential Information except on a "need to know" basis. It is agreed that Purchaser Confidential Information will not include information that: (a) is proven to have been known to Purchaser prior to receipt of such information from the Seller; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Seller; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by Purchaser; or (d) is independently developed by Purchaser without the use of any Seller Confidential Information. Notwithstanding anything to the contrary, Purchaser may use for any commercial purpose Confidential Information received from Seller (whether or not such Confidential Information constitutes Purchased Assets or Licensed Assets), provided that such Confidential Information is Residual Information (as defined below) and provided that the right to use Residual Information shall not be deemed a grant of rights under any patents or copyrights of Seller. For purposes of this Agreement, "RESIDUAL INFORMATION" means (i) information that has been remembered by Purchaser's consultants and employees (including but not limited to employees that once were employed by Seller) without referring to such information in a tangible form received from Seller, and (ii) any tangible item created by a Purchaser employee or consultant that may embody such information that has been remembered by such employee or consultant without referring to such information in a tangible form received from Seller. Purchaser shall not instruct its consultants or employees to memorize Seller's Confidential Information so that it can be used as Residual Information or can be disseminated for unauthorized use.

           (c) Purchaser's Confidential Information. All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of Purchaser disclosed to Seller in the course of negotiating the transaction contemplated by this Agreement ("PURCHASER CONFIDENTIAL INFORMATION") will be held in confidence and not used or disclosed by Seller or any of its employees, affiliates or stockholders for a period of five (5) years from the Closing Date and will be promptly destroyed by Seller or returned to Purchaser, upon Purchaser's written request to Seller. Seller's employees, affiliates and stockholders will not be given access to Purchaser Confidential Information except on a "need to know" basis. It is agreed that Purchaser Confidential Information will not include information that: (a) is proven to have been known to Seller prior to receipt of such information from the Purchaser; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Purchaser; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by Seller; or (d) is independently developed by Seller without the use of any Purchaser Confidential Information.

           (d) Acquired Confidential Information. Except for marketing and sales information which has been publicly disseminated to Seller's prospective customers for the Storage Products Business prior to the Effective Date in the ordinary course of business consistent with past business practice, all copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, customer lists, methodologies, inventions, software, know-how, product designs, product specifications and drawings, and other confidential and/or proprietary information which constitutes Purchased Assets (collectively, "ACQUIRED CONFIDENTIAL INFORMATION") will be maintained by Seller in confidence at all times after the Effective Date of this Agreement in the same manner and to the same extent that Seller, acting reasonably, maintains Seller's Confidential Information in confidence. At all times following the Closing, Seller will: (i) continue to hold all Acquired Confidential Information in strict confidence,
(ii) will not use for itself or third parties any of Acquired Confidential Information which constitutes or is constituted in Purchased Assets to any third party, (iii) will not disclose to third parties any of Acquired Confidential Information which constitutes or is constituted in Purchased Assets to any third party, and (iv) upon Purchaser's or Sub's request, promptly destroy or deliver to Purchaser and/or Sub any Acquired Confidential Information which constitutes or is constituted in Purchased Assets in Seller's possession or control; except that Seller may internally use the original copies of all Business Records solely to prepare and file Tax returns and prepare Seller's financial statements, and Seller may disclose any Acquired Confidential Information as may be required to comply with requests from all governmental agencies, including without limitation the SEC; provided that Seller must provide Purchaser with prior written notice of any proposed disclosure to government agencies and with respect to the SEC, an opportunity to seek confidential treatment of such proposed disclosure. It is agreed that Acquired Confidential Information will not include information that is now, or later becomes, part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement or the Existing Confidentiality Agreement by Seller.

           SECTION 5.11. No Other Bids. Until the earlier to occur of (a) the Closing or (b) the termination of this Agreement pursuant to its terms, Seller shall not, and Seller shall not authorize any of its officers, directors, employees, agents or other representatives to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing evaluation material or other information regarding the Storage Products Business or the Business Assets) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal, concerning the sale of the Storage Products Business or all or a portion of the Business Assets, or (ii) negotiate, engage in any substantive discussions, or enter into any agreement, with any person concerning the sale of the Storage Products Business or the Business Assets.

           SECTION 5.12. Public Announcements. On and prior to the Closing Date, Purchaser and Seller shall advise and confer with each other prior to the issuance of any reports, statements or releases concerning this Agreement (including the exhibits hereto) and the transactions contemplated herein. Neither Purchaser nor Seller will make any public disclosure prior to the Closing or with respect to the Closing unless both parties agree on the text and timing of such public disclosure, except as required by law. Nothing contained in this Section shall prevent any party at any time from furnishing any information pursuant to the requirements of any governmental entity.

           SECTION 5.13. Books and Records. If, in order properly to prepare documents required to be filed with governmental authorities (including Tax authorities) or its financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to the Business Assets, the Assumed Liabilities or the Storage Products Business, and such information is in the possession of any other party hereto, such party agrees to use its good faith efforts to promptly furnish such information to the party needing such information, at the cost and expense of the party being furnished such information. From and after the date of this Agreement and continuing beyond the Closing, Seller shall cooperate with Purchaser and provide to Purchaser at Purchaser's expense all financial information that may be required to enable Purchaser to comply with all applicable laws, rules and regulations, and any governmental filing requirements, whether imposed by the Federal Trade Commission or otherwise, with respect to reporting and reflecting the transactions contemplated by this Agreement.

           SECTION 5.14.  Regulatory and Other Authorizations; Consents.

           (a) Efforts. Each party hereto will use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all United States, Irish and other non-U.S., federal, state and local regulatory bodies and officials that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and the required filings under the Mergers Act with respect to the transactions contemplated hereby as promptly as is practicable after the date hereof and to supply promptly any additional information and documentary material that may be requested by any governmental authority pursuant to the HSR Act or the Mergers Act. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals. Without limiting the generality of the parties' undertakings pursuant to this Section, the parties shall use their reasonable best efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust law by any Government Antitrust Authority or any other party of any permanent or preliminary injunction or other order that would make consummation of the acquisition of the Business Assets in accordance with the terms of this Agreement unlawful or that would prevent or delay such consummation.

           (b) Communications. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other United States federal or state, or non-U.S. government or governmental authority regarding any of the transactions contemplated hereby. If any party or any affiliate of such party receives a request for additional information or for documents or any material from any such government or governmental authority with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Further, no written materials shall be submitted by any party to the Federal Trade Commission, the Department of Justice or any other United States federal or state, or non-U.S. governmental agency in connection with HSR Act compliance or the merger control or competition regulations of any other country (including without limitation, the Mergers Act), nor shall any oral communications be initiated with such governmental entities by any party, without prior disclosure to and coordination with the other parties and their counsel. Each party hereto will cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving the Federal Trade Commission, the Department of Justice or any other United States federal or state, or non-U.S. governmental authority in connection with the transactions contemplated hereby.

           SECTION 5.15. Solvency . Seller is solvent and neither intends or expects to file or seek relief under the United States Bankruptcy Code or any other insolvency or similar law.

           SECTION 5.16. Further Actions. Each of the parties hereto shall, at its own expense, execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and to give effect to the transactions contemplated by this Agreement and the Ancillary Agreements. In the event that any Subsidiary or affiliate of Seller owns or holds rights to any of the Business Assets, Seller covenants and agrees to cause each such Subsidiary or affiliate to take whatever action and execute whatever documents as are necessary to implement this Agreement and the Ancillary Agreements.

           SECTION 5.17. Further Asset Transfer. From and after the date of the Closing, Seller agrees to convey, transfer, and assign to Purchaser, free and clear of all Encumbrances, any tangible or intangible rights, properties or assets then held by the Seller the conveyance, transfer or assignment of which would have been necessary for representations and warranties of the Seller herein to be true and correct as of the date of the Closing, or the conveyance, transfer or assignment of which was or is required by the covenants of the Seller contained in this Agreement.

           SECTION 5.18. Technology and Patent License Agreement. At the Closing, the Technology and Patent License Agreement, in substantially the form of EXHIBIT A, shall be executed and delivered by Seller and Purchaser.

           SECTION 5.19. Non-Competition Agreement. Concurrently with the execution of this Agreement, Seller and Purchaser shall execute and deliver Non-Competition Agreements in the form of EXHIBIT C attached hereto (the "NON-COMPETITION AGREEMENTS").

           SECTION 5.20. Transfer of Assets. Seller shall take, or shall cause its subsidiaries and affiliates to take, all action necessary to transfer all right, title and interest in and to the Purchased Assets to Analog Devices, Inc. prior to the Closing.

           SECTION 5.21. Export Compliance. Without prior authorization of the United States Office of Export Administration, neither Seller nor Purchaser shall knowingly export or reexport (including but not limited to delivery to a foreign national) directly or indirectly any technical data received from the other party, any technical data relating to the commodities received from the other party or any immediate products (including processes and services) produced directly by use of any of such technical data to any country to the extent such export or reexport violates the Export Control Regulations of the Bureau of International Commerce of the United States Department of Commerce.

           SECTION 5.22. Survival of Covenants. Each of the covenants set forth in Sections 5.02(b), 5.02(c), 5.06, 5.07, 5.09, 5.10(b), 5.10(c), 5.10(d), 5.13,
5.16, 5.17, 5.20 and 5.21 shall survive the Closing. The covenants set forth in
Section 5.10(a) and 5.12 above shall survive the termination of this Agreement for any reason.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

           SECTION 6.01.  Right to Offer Employment.

           (a) Employees. SCHEDULE 13 contains a current list (the "PRELIMINARY LIST") of each employee of Seller, of any of Seller's Subsidiaries or of any other affiliates of Seller who works in, or provides services in connection with, the Storage Products Business (each an "EMPLOYEE"). At least five (5) days prior to the Closing Date, Seller shall update the list of the Employees (the "FINAL LIST") and shall identify those Employees who are active Employees of the Storage Products Business as of that date, including those on vacation, sick leave, disability leave, family leave or personal leave of absence and which shall separately identify those Employees who are on a workers' compensation-related or disability leave. For purposes of this Article VI, "EMPLOYEES" means only those individuals included on the Final List.

           (b) Offers of Employment. At Purchaser's request, Seller shall cooperate with Purchaser in identifying those Employees that Purchaser may wish to hire and in facilitating the employment by Purchaser, conditioned upon the Closing, of those Employees (including any Employees who become such after the Effective Date) whom Purchaser elects to employ. Prior to the Closing, Purchaser shall have the right to contact such Employees at reasonable times and places for the purpose of making offers of employment with Purchaser (in each case such offers of employment shall be contingent on consummation of the transactions contemplated by this Agreement). (Seller hereby expressly consents to offers of employment being extended prior to or after the Effective Date.) Seller agrees to use its best efforts to (i) retain Employees as employees of Seller through the Closing Date, and (ii) assist Purchaser in securing the employment on the Closing Date of those Employees to whom Purchaser (or an affiliate designated by Purchaser) makes offers of employment; provided, however, that Seller shall not be required to incur any financial obligation beyond continuing to pay for current employee compensation and benefits through the Closing Date, except as otherwise required by this Agreement, and further provided that Seller shall not be restricted from terminating any Employee for cause if Purchaser is advised a reasonable period of time in advance of such action. Seller shall not transfer any Employee to employment with Seller outside of the Storage Products Business prior to the Closing without the consent of Purchaser. Seller shall notify Purchaser promptly if any Employee terminates employment with Seller after the date of this Agreement but prior to the Closing. Each such Employee who is employed by Seller on the Closing Date and who actually accepts an offer of employment with Purchaser (or any affiliate designated by Purchaser) effective as of or promptly following the Closing Date as a result of an offer of employment made by Purchaser is hereafter referred to as a "NEW HIRE". Seller will provide each New Hire a period equal to the balance of the term of his or her option to exercise any outstanding options to purchase Seller securities held by such New Hires and shall as of the Closing Date vest all outstanding unvested options held by such New Hire. Seller hereby consents to the hiring of such New Hires by Purchaser and waives, with respect to the employment by Purchaser of such New Hires, any claims or rights Seller may have against Purchaser with respect thereto and against any such Employee under any non-competition, confidentiality or employment agreement with respect to the Storage Products Business. Purchaser shall not, however, be obligated to offer employment to any Employee and the parties hereby acknowledge that Purchaser is under no obligation whatsoever to employ any current or future employees of Seller or any of its affiliates. Such offers of employment as may be extended by Purchaser to Employees who are on a workers' compensation-related or disability leave or a Family Medical Leave Act leave or other statutory leave shall be conditioned upon their return from such leave in accordance with Seller's leave of absence policy.

           (c) Employee Compensation. Purchaser shall be liable for and obligated to pay and indemnify, and hold Seller and its affiliates harmless from, any and all expenses, contracts, agreements, commitments, obligations, claims, suits, and other liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent, or arising hereafter, directly or indirectly, with respect to (i) the employment by Purchaser or termination of employment by Purchaser of any current or future employee or consultant of Purchaser or any of its affiliates, including without limitation, the employment or termination of a New Hire after the Closing Date, whether in connection with the transactions contemplated hereby or otherwise; (ii) any claims of discrimination under state or federal law provided such claims arise from the New Hire's employment or service with or termination by Purchaser after the Closing Date; (iii) any other claims or obligations arising out of the terms and conditions of employment of any person by Purchaser whether for salary, wages, bonuses, profit sharing, commissions, severance, vacation pay, sick pay or otherwise; (iv) any duties or obligations of Purchaser or administrators under any existing or future employee benefit plans or arrangements maintained by Purchaser with respect to its employees; or (v) any present or future obligations or liabilities of Purchaser to prior, existing or future employees of Purchaser.

           SECTION 6.02. Employment Taxes. Seller shall be responsible for any withholding or employment Taxes with respect to any Employees which accrue or become payable during the period of such Employee's employment or service with Seller or any affiliate of Seller or arise out of the termination of such person's employment with Seller or any affiliate of Seller. Seller shall be responsible for filing all United States and non-U.S. federal, state and local employment

Tax returns with respect to such Employees attributable to periods of employment or service with Seller or any affiliate of Seller.

           SECTION 6.03. Termination of Employment. Seller agrees to comply with the provisions of the Undertakings Law and any other United States or non-U.S. federal, state or local statute or regulation regarding termination of employment, plant closing or layoffs and to perform all obligations required by Seller with respect to the cessation of any operations of the Storage Products Business or any other business of Seller or reductions in workforce or the termination, re-assignment, re-location or change in position of any Employee (or other employee of Seller or of any of Seller's Subsidiaries or any other affiliate of Seller) prior to, on or after the Closing Date. Seller shall indemnify and hold Purchaser and Sub harmless with respect to any liability under the Undertakings Law or other applicable United States or non-U.S. federal, state or local statute or regulation affecting termination of employment arising in connection with the transactions contemplated by this Agreement.

           SECTION 6.04. No Employment Obligations Assumed; Vesting. Without limiting Sections 3.13 and 3.14, Seller shall be liable for and obligated to pay and indemnify and hold Purchaser and its affiliates harmless from any and all expenses, contracts, agreements, commitments, obligations, claims, suits, and other Liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent or arising hereafter, directly or indirectly, with respect to (i) any of Seller's obligations under this Article VI; (ii) the employment or termination of employment by Seller of any current or future employee or consultant of Seller or any of its affiliates, including without limitation Employees or Consultants, whether in connection with the transactions contemplated hereby or otherwise; (iii) any claims of discrimination under United States or non-U.S., federal, state or local law provided such claims arise from such Employee's employment or service with or termination by Seller;
(iv) any other claims or obligations arising out of the terms and conditions of employment (including under any Seller agreement), whether for salary, wages, bonuses, profit sharing, commissions, severance, vacation pay, sick pay or otherwise relating to employment by Seller; (v) any duties or obligations of Seller or administrators under any existing or future employee benefit plans of Seller or any of its affiliates; or (vi) any present or future Liabilities of Seller or any of its affiliates to prior, existing or future employees of Seller or any of its affiliates, whether or not specifically described in this Article
VI. Seller shall pay to all terminated Employees, including New Hires, any Liability for accrued vacation, sick leave or similar benefits with respect to such Employees attributable to periods of employment or service with Seller, consistent with Seller's policies and applicable law, and shall make such payment within the statutory time period therefor but in no event later than five days after such Employee's employment with Seller is terminated. As of the Hire Date of each New Hire, Seller shall fully vest such New Hire under all applicable qualified and non-qualified plans of Seller. Purchaser shall be responsible for any Liability for any employment contract or employment contractual obligations to New Hires entered into by Purchaser. Purchaser shall be responsible for any Liability with respect to any claims of discrimination under United States, non-U.S. federal, state or local law arising on or after a New Hire's Hire Date.

           SECTION 6.05. COBRA and Insurance Coverage. Seller shall be responsible for any COBRA coverage continuation notices or similar employee benefit type notices required to be provided with respect to any Employees under applicable laws.

           SECTION 6.06. Non-U.S. Employees. Without limiting any other provision hereof, Seller acknowledges and agrees that if Purchaser elects to offer employment to some but not all Employees located in particular non-U.S. jurisdictions, or if requisite notice prior to the Effective Date or the Closing Date is not given to certain non-U.S. Employees or non-U.S. governmental agencies regarding possible employment transitions to Purchaser of certain Employees, certain non-U.S. laws, rules or regulations may be violated or may not be complied with, possibly resulting in Liability, possibly including without limitation a need to pay or accrue severance, a need for Seller to continue employing non-U.S. Employees for some mandated period, a need for Purchaser or a Purchaser Subsidiary to commence employing non-U.S. Employees that Purchaser does not wish to employ ("MANDATED EMPLOYEES"), a need for Purchaser to pay salary to Mandated Employees and then severance to them upon terminating them as soon as legally permissible, an obligation of Purchaser to honor non-U.S. Employees' pension obligations, and fines, sanctions and penalties imposed on Seller or Purchaser or related parties and related Liabilities with respect thereto and Liabilities associated with claims brought against Seller or Purchaser or related parties by non-U.S. Employees or non-U.S. governmental agencies or Mandated Employees with respect to any of the foregoing (collectively, "FOREIGN EMPLOYEE LIABILITIES"). Nevertheless, without limiting any other provision hereof, Seller agrees to indemnify, hold harmless and defend Purchaser from and against any and all such Foreign Employee Liabilities, including without limitation those arising under the Undertakings Law, and to take all actions required to avoid (where possible) or minimize such Foreign Employee Liabilities, including without limitation, paying or accruing severance or other amounts and giving all notices and obtaining all approvals and paying all fines required to do so, without regard to the limitations on indemnification provided in Article IX hereof. Purchaser agrees to exercise commercially reasonable efforts to minimize Foreign Employee Liabilities, but shall have no liability for failing to do so and no actual or alleged failure to do so shall relieve Seller from any of Seller's obligations or Liabilities under this Section.

           SECTION 6.07.  General Matters.

           (a) Compensation Program. Purchaser and Seller shall work together to provide an incentive program for Employees to whom Purchaser offers employment to accept such offers. Purchaser shall, among other things, grant options to purchase shares of Purchaser's stock to New Hires, pay a joining bonus to each New Hire, pay the reasonable costs of relocation of New Hires and his/her family to the location selected by Purchaser, and enroll the New Hire in Purchaser's standard employee benefit programs, subject to Purchaser's standard policies applicable thereto.

           (b) Immigration, Visas. Purchaser shall be responsible for obtaining any required visas or other immigration approvals to allow New Hires to become employed by Purchaser at whatever location is specified by Purchaser. Seller shall cooperate with and provide information reasonably requested with respect to such efforts.

           (c) Indemnity. Seller shall be responsible for any Liability for severance, termination or like payments to any Employee that accrues or becomes payable during the period of such Employee's employment or service with Seller or any affiliate of Seller or arise out of the termination of such person's employment with Seller or any affiliate of Seller, whether occurring prior to or following the Closing Date and whether arising pursuant to the Undertakings Law or otherwise. Seller shall defend and indemnify Purchaser and Sub and hold Purchaser and Sub harmless from and against all Liabilities to Purchaser or Sub to the extent that the same arise as a result of any Employee's alleging that the acquisition of the Business Assets hereunder and the hiring (or non-hiring) of Employees by Purchaser on the Closing Date constitutes a termination entitling such Employee to severance or any similar benefit or right pursuant to a plan maintained by Seller or pursuant to applicable statutes. Notwithstanding anything to the contrary herein, there shall be no monetary or time limitation or "basket" on Seller's liability to Purchaser and Sub in Article IX hereof or elsewhere under this Section 6.07(c).

           (d) No Terminations. Seller covenants and agrees that it will not terminate any Employee or Consultant who does not become a New Hire and that such Employees and Consultants shall be assigned by Seller to perform services pursuant to that certain R&D Services and Transition Support Agreement (as defined in Section 8.01(e) below) to be entered into by Seller and Purchaser at the Closing and that Seller presently intends to reassign (in a manner that would not constitute a constructive termination under applicable law) each such Employee and Consultant within Seller's organization at the expiration of the R&D Services and Transition Support Agreement.

           SECTION 6.08. No Solicitation. Except as provided by law, for a period of one (1) year after the Closing Date, without Purchaser's written permission, Seller shall not hire or employ any New Hire, and for a period of three (3) years after the Closing Date, without Purchaser's written permission, Seller shall not actively solicit any New Hire to terminate his or her employment with Purchaser or to become an employee of Seller. Except as provided by law, for a period of one (1) year after the Closing Date, without Seller's written permission, Purchaser shall not hire or employ any employee of Seller assigned to work on the R&D Services and Transition Support Agreement ("R&D EMPLOYEE"), and for a period of three (3) years after the Closing Date, Purchaser shall not actively solicit any R&D Employee to terminate his or her employment with Seller or to become an employee of Purchaser, without the prior written consent of Seller. For purposes of this Section, the term "actively solicit" shall not mean or include the placement of advertisements, participation in career days, utilizing headhunters or placement agencies or responding to unsolicited inquiries, applications or resumes.

           SECTION 6.09. No Rights Conferred Upon Employees. Nothing in this
Article VI or any other provision of this Agreement shall confer any rights or remedies on any employee (including without limitation any Employee, New Hire or R&D Employee) and no employee (including without limitation any Employee, New Hire or R&D Employee) shall be a third party beneficiary with respect to any covenant, representation or agreement in this Agreement.

           SECTION 6.10. Survivability. Each of the agreements and covenants set forth in this Article VI shall survive the Closing.

                                   ARTICLE VII

                                   TAX MATTERS

           SECTION 7.01. Transaction Taxes; Representation. Seller shall be responsible for, and shall defend, indemnify and hold Purchaser and Sub harmless against and in respect of, any and all excise, value added, registration, stamp, property, documentary, transfer, sales, use and similar Taxes, levies, charges and fees (including all real estate transfer taxes) incurred, or that may be payable to any taxing authority (other than the State of Colorado), in connection with, the transactions (including without limitation the sale, transfer, and delivery of the Purchased Assets, acquisition of the other Business Assets and the assumption of the Assumed Liabilities) contemplated by this Agreement (collectively, "TRANSACTION TAXES").

           SECTION 7.02. Parties' Responsibility. Seller is and shall remain solely responsible for all tax matters arising from or relating to the Business Assets and related businesses on or prior to the Closing Date ("PRE-CLOSING PERIOD"). Seller shall indemnify and hold harmless Purchaser and Sub from any liability for, or arising out of or based upon, or relating to any tax matter arising from the Business Assets and related businesses during the Pre-Closing Period. Purchaser and Sub shall be solely responsible for all tax matters arising from or relating to the Purchased Assets and related businesses beginning after the Closing date ("POST-CLOSING PERIOD"). Purchaser and Sub shall indemnify and hold harmless Seller from any liability for, or arising out of or based upon, or relating to any tax matter arising from the Purchased Assets and related businesses during the Post-Closing Period. Seller, Purchaser and Sub shall cooperate concerning all tax matters relating to this division of responsibility, including, but not limited to, the filing of Tax Returns and other governmental filings associated therewith.

           SECTION 7.03. No Limitation. Notwithstanding anything to the contrary in Article IX or elsewhere herein, there shall be no limitation or "basket" on the amount of Seller's liability with respect to its indemnification obligations under Section 7.01 or on Seller or Purchaser or Sub's liability with respect to their respective indemnification obligations under Section 7.02 hereof, and Seller, Purchaser, Sub or their successors and assigns may assert any such indemnity claim at any time prior to expiration of the applicable legal statute of limitations applicable to the subject matter of the claim underlying the claim for indemnification under applicable law.

           SECTION 7.04. Treatment of Indemnity Payments. All payments made by Seller or Purchaser, as the case may be, to or for the benefit of the other party pursuant to any indemnification obligations under this Agreement shall be treated as adjustments to the Purchase Price for Tax purposes and such agreed treatment shall govern for purposes of this Agreement, unless otherwise required by law.

                                  ARTICLE VIII

                            CONDITIONS TO THE CLOSING

           SECTION 8.01. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

           (a) Accuracy of Representations and Warranties; Covenants. The representations and warranties of Purchaser contained in Article IV of this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, and all the covenants contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects, and Seller shall have received a certificate of Purchaser to such effect signed by a duly authorized officer thereof (such certificate, together with the Purchase Price Allocation Agreement, shall constitute the "PURCHASER CLOSING Documents").

           (b) HSR Act and Merger Act. Any applicable waiting periods under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired without a second request or early termination shall have been granted. The parties shall have complied with all applicable requirements of the Mergers Act and any governmental approval or consent required in connection therewith shall have been received.

           (c) No Order. No non-U.S. or United States federal, state or other governmental authority or other agency or commission or non-U.S. or United States federal, state or other court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement and/or the Ancillary Agreements illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their best efforts to have any such order or injunction vacated.

           (d) No Litigation. No suit, claim, cause of action, arbitration, mediation, investigation or other proceeding under which a third party or governmental entity is contesting, challenging or seeking to alter, enjoin or adversely affect the transfer of the Business Assets contemplated by this Agreement or any other transaction contemplated by this Agreement, will be pending or threatened.

           (e) R&D Transition Support Agreement. Seller and Purchaser shall have negotiated, executed and delivered an R&D Services and Transition Support Agreement, in form and substance satisfactory to Seller and its counsel, that incorporates the terms specified on EXHIBIT D hereto (the "R&D SERVICES AND TRANSITION SUPPORT AGREEMENT").

           (f) Ancillary Agreements. Purchaser and Sub shall have executed and delivered counterparts of each of the Ancillary Agreements not referenced in clause (e) above to which Purchaser or Sub, respectively, is a signatory and Purchaser and Sub shall have made all payments and performed all obligations required to be completed by each of them prior to or at the Closing under all of the Ancillary Agreements.

           (g) Purchase Price Allocation Agreement. Purchaser shall have executed and delivered to Seller the Purchase Price Allocation Agreement.

           (h) Closing Payment. Purchaser and Sub shall have made the Closing Payment to Seller in the manner contemplated by Section 2.03.

           SECTION 8.02. Conditions to Obligations of Purchaser. The obligations of Purchaser and Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

           (a) Accuracy of Representations and Warranties; Covenants. The representations and warranties of Seller contained in Article III of this Agreement (as qualified by Seller's Disclosure Letter) shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, and all the covenants contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with in all material respects, and Purchaser and Sub shall have received a certificate of Seller, dated as of the Closing Date, to such effect signed by a duly authorized officer thereof.

           (b) No Material Adverse Change. There shall have been no material adverse effect in or with respect to Seller's right, title or interest in or to any of the Business Assets; and no material Business Asset shall have been subject to any damage, injury, loss, casualty or theft (whether or not covered by insurance); and at least twenty of the New Hires and four of the five key employees shall be able and available to commence employment with Purchaser on the Closing Date; and Purchaser and Sub will have received a certificate to that effect, dated as of the Closing Date, executed by a duly authorized officer of Seller.

           (c) Conduct of Seller's Business in Ordinary Course. From the Effective Date to the Closing Date, Seller will have conducted the Storage Products Business only in the ordinary course, consistent with Seller's past practices, except for actions expressly permitted or contemplated by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to by Purchaser and Sub in writing, and Purchaser and Sub will have received a certificate to such effect, dated as of the Closing Date, executed by a duly authorized officer of Seller.

           (d) Intellectual Property Assignments. Purchaser shall have received from Seller: (i) assignments substantially in the forms of EXHIBIT E (the "PATENT ASSIGNMENTS"), by which Seller shall assign to Purchaser and Sub the Listed Patent Assets and an undivided interest in the Co-Owned Patents, executed on Seller's behalf by an officer of Seller with his or her execution notarized, in a form acceptable for recording with the United States Patent and Trademark Office; and (ii) assignments from Seller to Purchaser and Sub of all registered copyrights and mask works included in the Purchased Assets, duly executed on behalf of Seller by an officer and notarized, and in a form acceptable for recording with the United States Copyright Office in substantially the forms of EXHIBIT F attached hereto (the "COPYRIGHT ASSIGNMENTS") and EXHIBIT G attached hereto (the "MASK WORK ASSIGNMENTS").

           (e) Bills of Sale. Bills of Sale substantially in the forms of EXHIBIT H shall have been executed and delivered by Seller at the Closing.

           (f) Delivery. Purchaser and its legal counsel shall be satisfied that all Business Assets shall have been duly delivered by or for Seller to Purchaser and Sub as required by this Agreement. All software and intangible deliverables included in the Business Assets and all other Business Assets that can be delivered electronically, will have been delivered to Purchaser electronically to Purchaser's facilities at Longmont, Colorado, U.S.A. and all Business Assets that cannot be delivered electronically will have been delivered to Purchaser FOB at its Longmont, Colorado, U.S.A. facility or at another location specified by Purchaser, at Purchaser's option, and in such manner as Purchaser directs, in each case at Seller's cost and expense (except that the Purchaser and/or Sub shall reimburse Seller for one-half of the freight costs of shipping assets to Longmont, Colorado).

           (g) HSR Act and Mergers Act. Any applicable waiting periods under the HSR Act and the Mergers Act applicable to the transactions contemplated by this Agreement shall have expired without a second request or early termination shall have been granted. The parties shall have complied with all applicable requirements of the Mergers Act and any governmental approval or consent required in connection therewith shall have been received.

           (h) No Order. No Irish or other non-U.S. or United States federal, state or other governmental authority or other agency or commission or non-U.S. or United States federal, state or other court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement and/or the Ancillary Agreements illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their best efforts to have any such order or injunction vacated.

           (i) No Litigation. No suit, claim, cause of action, arbitration, mediation, investigation or other proceeding under which a third party or government entity is contesting, challenging or seeking to alter, enjoin or adversely affect the Business Assets or the transactions contemplated by this Agreement will be pending or threatened.

           (j) R&D Services and Transition Support Agreement. Seller and Purchaser shall have negotiated, executed and delivered the R&D Services and Transition Support Agreement, in form and substance satisfactory to Purchaser and its counsel, which shall incorporate the terms specified on EXHIBIT D hereto.

           (k) Foundry Agreement. Seller and Purchaser shall have negotiated, executed and delivered a Foundry Agreement, in form and substance satisfactory to Purchaser and its counsel, that incorporates the terms specified on EXHIBIT I hereto (the "FOUNDRY AGREEMENT").

           (l) Ancillary Agreements. Seller shall have executed and delivered counterparts of each of the Ancillary Agreements not referenced in clauses (j) and (k) above and provided all deliverables and performed all obligations required to be completed by Seller prior to or at the Closing under all of the Ancillary Agreements.

           (m) Purchase Price Allocation Agreement. Seller shall have executed and delivered to Purchaser the Purchase Price Allocation Agreement.

           (n) Receipt. A duly authorized officer of Seller shall have executed and delivered to Purchaser a written receipt for the Closing Payment.

           (o) No Withdrawal of Acceptances by Employees Offered Employment. At least twenty (20) of the Employees listed on Schedule 13 and at least four of the five key Employees identified in a letter from Purchaser to Seller dated as of the Effective Date referencing this Subsection 8.02(o) shall not have withdrawn their acceptances of the written offers of employment extended to them by Purchaser.

           (p) Proceedings and Documents Satisfactory. All proceedings, corporate or other, to be provided or undertaken by Seller in connection with the transactions contemplated by this

Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel to Purchaser.

           (q) Third Party Consents Obtained. Seller shall have obtained all consents, waivers and approvals from third parties and governmental entities necessary to effect the assignment and transfer to Purchaser of the Purchased Assets for which such consents, waivers and approvals are required to sell, assign, license or otherwise transfer such Purchased Assets to Purchaser as contemplated by this Agreement and the Ancillary Agreements.

           (r) Transfer of Assets. Seller shall have taken, or shall cause its subsidiaries and affiliates to have taken, all action necessary to transfer all right, title and interest in and to the Purchased Assets to Analog Devices, Inc. prior to the Closing.

           (s) Opinions. Purchaser and Sub will have received favorable opinions of Seller's counsel, Hale and Dorr LLP and/or A&L Goodbody, with respect to the matters set forth in EXHIBIT J attached hereto.

           (t) Bulk Sale Compliance. Seller shall have fully complied with all bulk sales or bulk transfer notices and other requirements under the laws of all applicable jurisdictions and provided proof thereof to Purchaser.

           (u) Transaction Taxes. Purchaser shall have received proof of payment by Seller of all applicable Transaction Taxes, if any, except those imposed by the State of Colorado.

           The various certificates, documents, opinions and schedules deliverable at Closing by or on behalf of Seller are referred to herein as the "SELLER CLOSING DOCUMENTS".

                                   ARTICLE IX

                                 INDEMNIFICATION

           SECTION 9.01. Loss Defined; Indemnitees. For purposes of this Article IX, the term "LOSS" will mean and include any and all Liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation, injury or amounts paid in settlement, including, without limitation, those resulting from any and all claims, actions, suits, demands, assessments, investigations, judgments, orders, awards, arbitrations, settlements or other proceedings, together with reasonable costs and expenses, including the reasonable attorneys' and experts' fees, court costs, arbitration costs, filing fees and other legal costs and expenses relating thereto. As used in this Article IX, the term "PURCHASER INDEMNITEES" means and includes Purchaser, Sub and any present or future officer, director, employee, affiliate, stockholder or agent of Purchaser or Sub and its or their respective successors and assigns. As used in this Article IX, the term "SELLER INDEMNITEES" means and includes Seller and any present or future officer, director, employee, affiliate, stockholder or agent of Seller and its respective successors and assigns.

           SECTION 9.02. General Indemnification by Seller. Seller agrees, subject to the other terms, conditions and limitations of this Agreement (including the provisions of Section 9.06 hereof), to indemnify Purchaser, Sub and each of the other Purchaser Indemnitees against, and to hold Purchaser, Sub and each of the other Purchaser Indemnitees harmless from, all Loss arising out of, resulting from, caused by or attributable to:

           (a) the failure of any representation or warranty of Seller contained in this Agreement (including any schedule or exhibit hereto), to be true and correct as of the Effective Date or as of the Closing Date or the failure of any representation or warranty contained in the Ancillary Agreements or the Seller Closing Documents to be true and correct as of the Closing Date;

           (b) the breach or violation by Seller of any covenant or agreement of Seller contained in this Agreement (including any schedule or exhibit hereto), the Ancillary Agreements or the Seller Closing Documents;

           (c) any of the Excluded Assets or any of the Excluded Liabilities or any other obligations or Liability of Seller not expressly assumed by Purchaser under this Agreement;

           (d) the operation or management of the Storage Products Business or the Business Assets at any time or times on or prior to the Closing Date (including without limitation any and all Taxes arising out of, or payable with respect to, Seller's business operations through the Closing Date) and any charges or actions brought by employees, agents or representatives of Seller arising out of or based upon events occurring on or prior to the Closing Date;

           (e) Liability for (or any Liability applicable to Purchaser, Sub or any other Purchaser Indemnitee as a result of) noncompliance with any bulk sales, bulk transfer, fraudulent conveyance or similar laws applicable to the transactions contemplated by this Agreement or any claim asserting that any transactions contemplated by this Agreement constitutes a fraudulent conveyance or any similar claim;

           (f) any demand, claim, debt, suit, cause of action, arbitration or other proceeding that is made or asserted by any third party arising out of any product or service that was sold, licensed or otherwise provided by Seller to third parties (either prior to, on or after the Closing);

           (g) any demand, claim, debt, suit, cause of action, arbitration or other proceeding made or asserted against Purchaser arising because of the failure to comply with any applicable bulk sale or similar asset transfer laws;

           (h) any (A) Foreign Employee Liabilities (including without limitation those arising under the Undertakings Law); or (B) demand, claim, debt, suit, cause of action, arbitration, investigation or other proceeding made or asserted by any Mandated Employee or any other employee or independent contractor of Seller, any Seller Subsidiary or any affiliate of Seller or any former employee or independent contractor of Seller, any Seller Subsidiary or any affiliate of Seller, that relates in any manner to any alleged, actual or constructive termination by Seller, any Seller Subsidiary or any affiliate of Seller of such person's employment or the services of such person, or that involves a claim of adverse employment action, discrimination, relocation, promotion, demotion, unequal pay or any other matter relating to the employment of such person by Seller, any Seller Subsidiary or any affiliate of Seller;

           (i) termination by Seller, any Seller Subsidiary or any affiliate of Seller of the employment of any of the Employees at any time prior to, on or after the Closing Date, severance benefits related to any Employee's termination of employment with Seller, any Seller Subsidiary or any Seller affiliate, and any failure by Seller, any Seller Subsidiary or any Seller affiliate to pay or withhold any Taxes payable with respect to the employment by Seller, any Seller Subsidiary or any Seller affiliate of any Employee or any failure by Purchaser to hire such Employee;

           (j) any Transaction Taxes payable on or with respect to the purchase, sale, transfer or delivery of the Purchased Assets hereunder (other than those imposed by the State of Colorado);

           (k) any Encumbrance upon the Purchased Assets existing at the Closing or arising as a result of the transactions contemplated by this Agreement, without regard to the Seller Basket provided in Section 9.06(a);

           (l) the failure of the Tangible Assets delivered to Purchaser at Longmont, Colorado to conform to the Tangible Assets Schedule, without regard to the Seller Basket provided in Section 9.06(a); and

           (m) the failure of Seller to comply with any Environmental Law.


           SECTION 9.03 Infringement Indemnification by Seller.

           (a) Indemnity Obligation. Subject to Section 9.06, Seller agrees to indemnify Purchaser, Sub and each of the other Purchaser Indemnitees against, and to hold Purchaser, Sub and each of the other Purchaser Indemnitees harmless from, all Losses not exceeding the "Maximum Amount" (as defined below) that are payable to third parties arising out of, resulting from, caused by or attributable to any violation or infringement by the Products or the use of any Business Assets in the manner used by Seller prior to the Closing, of any copyright, mask work, trade secret, or other intellectual property or related right of any third party other than trademarks, but excluding any violation or infringement primarily based on (i) a modification of the Products or other Business Assets, other than a modification provided by Seller, if the violation or infringement would not have occurred but for the particular modification,
(ii) a combination, other than a combination provided by Seller, of the Products, or components or elements of a Product, with other products, components, elements or technologies not provided by Seller, if the violation or infringement would not have resulted but for the particular combination, or
(iii) which would not have resulted but for Purchaser's failure to implement a "Design Around" (as defined in that certain Design Letter, dated of even date herewith between Seller and Purchaser). "MAXIMUM AMOUNT" shall mean (A) the lesser of (1) Twenty Million Dollars ($20,000,000), less any amounts previously paid by Seller under Section 9.02, and (2) the total amount of all royalties paid or accrued for payment, or later accrued for payment under the Technology and Patent License Agreement, both before and after a Claim is made, (B) less any amounts previously paid by Seller to Purchaser under this Section 9.03. For clarification, the aggregate Maximum Amount payable under this Section 9.03 shall in no event exceed the amount of all royalties paid or accrued for payment, or later accrued for payment under the Technology and Patent License Agreement, both before and after a Claim is made.

           (b) Infringed Patent Licenses. Upon the occurrence of a "Patent Indemnity Event" (defined below), Seller shall use diligent efforts, not to exceed commercially reasonable efforts, to obtain for Purchaser, at Seller's sole cost and expense not to exceed the Maximum Amount, a license ("3RD PARTY LICENSE") from the third party owner of any patent ("PATENT OWNER") that is the subject of the Patent Indemnity Event, granting Purchaser and its affiliates the right to manufacture, have manufactured, use, sell and import read channel and magneto resistive preamp Products for Storage Peripherals, and to grant sublicenses of any such rights. For purposes of this Agreement, "PATENT INDEMNITY EVENT" means the occurrence of any of the following events (including any combination of events):

                     (i) A written claim of patent infringement by a Product is received from a third party and Purchaser's patent counsel determines that the claim is valid ("TYPE A INDEMNITY EVENT"); or

                     (ii) A claim for injunctive relief has been sought against Purchaser, and Purchaser's patent counsel determines that injunctive relief is likely to be granted to a third party due to patent infringement by a Product ("TYPE B INDEMNITY EVENT"); or

                     (iii) Injunctive relief due to a claim for patent infringement by a Product is granted to a third party ("TYPE C INDEMNITY EVENT").

           If for any reason Purchaser does not obtain the 3rd Party License by the "Required License Date" (as defined below), then, at Purchaser's option, Purchaser may obtain the 3rd Party License directly from the Patent Owner and receive, promptly upon request to Seller, reimbursement ("FEE REIMBURSEMENT") from Seller. However, the aggregate Fee Reimbursement from all Patent Owners shall not exceed the Maximum Amount, nor shall the Fee Reimbursement include amounts, if any, paid to the Patent Owner for license rights in respect of intellectual property not infringed by the Products. If the 3rd Party License covers any such additional license rights, then the Fee Reimbursement shall be calculated as a fraction of the total 3rd Party License fees. Such fraction shall correspond to the proportional economic value of the intellectual property that is infringed by the Products (as compared to all intellectual property rights granted under the 3rd Party License). Purchaser may offset royalties under the Technology and Patent License Agreement against Fee Reimbursement amounts not yet received by Purchaser. "REQUIRED LICENSE DATE" means the date that the 3rd Party License is required, calculated as the earliest of (a) ninety
(90) days after a Type A Indemnity Event, (b) sixty (60) days after a Type B Indemnity Event, and (c) thirty (30) days after a Type C Indemnity Event.

           (c) Design Around Abandonment. Seller shall have no indemnity obligation under Section 9.03(a) above for any violation or infringement referred to in that certain Design Letter if Purchaser has instructed engineers performing work on the Design Arounds pursuant to the R&D Services and Transition Support Agreement to abandon development ("ABANDONMENT INSTRUCTION") of applicable Design Arounds and the Design Arounds, if implemented by Purchaser, would have avoided the violation or infringement. An assignment of one or more engineers to particular tasks of relatively short duration (measured in terms of days) not related to Design Arounds development, or to perform a function that can be performed contemporaneously with such engineer's Design Arounds development activities, will not be deemed to be an Abandonment Instruction.

           (d) .6 Micron and .35 Micron Product Patent Limitation. Seller shall have no indemnity obligation under Section 9.03(a) above for any patent violation or infringement that arises with respect to any product that is not a
 .6 micron or .35 micron product if the corresponding .6 micron and .35 micron Products do not violate or infringe such patent.

           SECTION 9.04. Indemnification by Purchaser. Purchaser agrees, subject to the other terms, conditions and limitations of this Agreement (including the provisions of Section 9.06 hereof), to indemnify Seller and each of the other Seller Indemnitees against, and to hold Seller and each of the other Seller Indemnitees harmless from, all Loss arising out of, resulting from, caused by or attributable to:

           (a) the failure of any representation or warranty of Purchaser contained in this Agreement (including any schedule or exhibit hereto), to be true and correct as of the Effective Date or as of the Closing Date or the failure of any representation or warranty contained in the Ancillary Agreements or the Purchaser Closing Documents to be true and correct as of the Closing Date;

           (b) the breach or violation by Purchaser of any covenant or agreement of Purchaser contained in this Agreement (including any schedule or exhibit hereto), the Ancillary Agreements or the Purchaser Closing Documents;

           (c) the operation of the Storage Products Business by Purchaser after the Closing Date;

           (d) any demand, claim, debt, suit, cause of action, arbitration or other proceeding (including, but not limited to, a warranty claim, a strict product liability claim or any other claim) that is made or asserted by any third party that relates to any product defects, including latent defects, of any product or service, including any of the Products, provided by Purchaser to any customer after Closing unless such Products are produced after the Closing Date and contain a design defect based on unmodified designs transferred as part of the Business Assets; and

           (e) any demand, claim, debt, suit, cause of action or proceeding made or asserted by any employee or independent contractor or any former employee or independent contractor of Purchaser, that relates in any manner to any termination after the Closing Date by Purchaser of a New Hire or any other matter relating to Purchaser's employment of a New Hire after the Closing Date;

provided however, that nothing in this Section 9.04 shall impose on Purchaser any duty to indemnify Seller for any Excluded Liabilities.

           SECTION 9.05.  Procedures for Indemnification.

           (a) As used herein, an "INDEMNIFIED PARTY" means a Purchaser Indemnitee seeking indemnification pursuant to Section 9.02 or Section 9.03 hereof or a Seller Indemnitee seeking indemnification pursuant to Section 9.04 hereof. The Indemnified Party agrees to give the other party ("INDEMNITOR") prompt written notice of any event, or any claim, action, suit, demand, assessment, investigation, arbitration or other proceeding by or in respect of a third party (a "THIRD PARTY CLAIM") of which it has knowledge, for which such Indemnified Party is entitled to indemnification under this
Article IX (including in any case copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No delay on the part of an Indemnified Party in giving the Indemnitor notice of a Third Party Claim shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) that the Indemnitor is prejudiced thereby.

           (b) The Indemnitor will have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnitor's choice that is reasonably satisfactory to the Indemnified Party so long as (i) the Indemnitor notifies the Indemnified Party in writing within ten (10) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnitor intends to undertake such defense, (ii) the Indemnitor provides each Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnitor will have the financial resources to defend against the Third Party Claim and fulfill its Indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, (v) the Indemnitor conducts the defense of the Third Party Claim actively and diligently; and (vi) the counsel chosen by the Indemnitor does not have any conflict of interest in representing the interests of the Indemnified Party.

           (c) So long as the Indemnitor is conducting the defense of the Third Party Claim in accordance with Section 9.05(b) above, (i) the Indemnified Party may retain separate co-counsel and participate in the defense of the Third Party Claim at its own cost and expense (except as provided below) and shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Party Claim to the extent no privilege is thereby waived,
(ii) the Indemnified Party may participate in settlement negotiations with respect to the Third Party Claim, and (iii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless (A) each affected Indemnified Party consents thereto in writing (which consent will not unreasonably be withheld) or (B) the settlement, compromise or consent includes an unconditional release from all Liability with respect to the claim in favor of each affected Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party is offered a written settlement proposal by a third party that has as its sole component the payment of money by the Indemnified Party and the Indemnitor recommends to the Indemnified Parties in writing that they accept such settlement proposal (the "SANCTIONED SETTLEMENT") and the Indemnified Parties refuse to accept such settlement proposal, in such event if the ultimate settlement terms agreed to by the Indemnified Party with such third party or the final monetary damages award against the Indemnified Parties after exhaustion of all appeals either referred to as (the "FINAL SETTLEMENT AMOUNT"), is greater than the amount of the Sanctioned Settlement, the Indemnified Party shall be responsible for the differential between the Final Settlement Amount and the Sanctioned Settlement and the Indemnitor's liability shall be limited to the amount specified in the Sanctioned Settlement.

           (d) If the Indemnitor does not elect to assume control of or otherwise participate in the defense or settlement of any Third Party Claim, or if the Indemnitor does so elect but any of the conditions in Section 9.05(b) above is or becomes unsatisfied, or if the Indemnitor ceases to any time to actively defend the Third Party Claim, then, (i) the Indemnified Party may defend against and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim, provided, however, that the Indemnitor (A) shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Party Claim so long as the receipt of such documents by the Indemnitor does not affect any attorney-client privilege relating to the Indemnified Party, and (B) may participate in settlement negotiations with respect to the Third Party Claim and the Indemnified Party shall not enter into any settlement without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld),
(ii) the Indemnitor will reimburse the Indemnified Party promptly and periodically for all costs and expenses incurred in defending against the Third Party Claim (including without limitation reasonable attorneys' and experts' fees and expenses and court and arbitration costs), and (iii) the Indemnitor will remain responsible for any Loss the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Article IX.

           SECTION 9.06.  Limitations on Indemnification.

           (a) Limits on Seller Indemnification. Seller's liability to indemnify Purchaser and other Indemnified Parties for Loss under this Article IX shall not be subject to any limitation except as set forth below in clauses (i) and (ii) of this Section 9.06(a) or except as set forth in Section 9.03 with respect to infringement indemnification:

                     (i) Seller shall not be required to provide indemnification under this Article IX unless and until the aggregate Loss for which one or more Purchaser Indemnitees seeks indemnification hereunder exceeds an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) (the "SELLER BASKET"), in which event Seller shall be liable to indemnify the Purchaser Indemnitees for all Loss, including any Loss within the Seller Basket.

                     (ii) The maximum aggregate Loss recoverable by Purchaser Indemnitees (considered together as a group) against Seller under this Article IX shall not exceed Twenty Million Dollars ($20,000,000) (the "SELLER CAP").

           Notwithstanding the foregoing, Purchaser and any other Indemnified Party shall be entitled to recover any Loss arising from (i) fraud or willful misconduct on the part of Seller, (ii) the failure of any representation or warranty of Seller contained in Article VII to be true and correct as of the Closing or (iii) the rescission of or injunction against any transaction contemplated by this Agreement, in each case regardless of the Seller Basket and/or the Seller Cap provisions contained in this Section 9.06(a).

           (b) Limits on Purchaser Indemnification. Purchaser's liability to indemnify Seller Indemnitees for Loss under Section 9.04 shall be subject to the limitations as set forth below in clauses (i) and (ii):

                     (i) Purchaser shall not be required to provide indemnification under this Article IX unless and until the aggregate Loss for which one or more Seller Indemnitees seeks indemnification hereunder exceeds an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) (the "PURCHASER BASKET"), in which event Purchaser shall be liable to indemnify the Seller Indemnitees for all Loss, including any Loss within the Purchaser Basket.

                     (ii) The maximum aggregate Loss recoverable by Seller Indemnitees (considered together as a group) against Purchaser under this
Article IX shall not exceed Five Million Dollars ($5,000,000) (the "PURCHASER CAP").

           The Purchaser Basket and Purchaser Cap shall not apply to the failure by Purchaser to pay Seller the Development Fee or the consideration specified in
Section 4 of the Technology and Patent License Agreement; provided, however, that the foregoing shall not prevent Purchaser from exercising the set off rights provided in Section 9.07.

           (c) Time Limits. Notwithstanding anything herein to the contrary, no claim for indemnification under this Article IX may be brought after the third
(3rd) anniversary of the Closing Date; provided, however, that with respect to the representations and warranties of Seller contained in Sections 3.07, 3.17 and 3.19 of this Agreement and with respect to claims pursuant to the intellectual property indemnity provided in Section 9.03 above, a claim for indemnification under this Article IX may be brought until the fifth (5th) anniversary of the Closing Date or the end of the statutory period, whichever is longer. To preserve a claim for indemnification under this Article IX, an Indemnified Party need only provide written notice in reasonable detail of such claim to the Indemnitor prior to the expiration of the applicable time limit (if any) described in the preceding sentence; and if an Indemnified Party provides such notice prior to the expiration of such time limit, such Indemnified Party may pursue such claim for indemnification after the expiration of such time limit.

           SECTION 9.07. Setoff Rights. In addition to its foregoing rights under this Article IX, Purchaser and Sub may offset the amount of any Loss for which Purchaser and Sub are entitled to indemnification under this Article IX as a credit against Purchaser's and Sub's obligations under Article II hereof to pay Seller the Development Fee and to pay Seller amounts payable pursuant to any of the Ancillary Agreements, and Purchaser and Sub may effect such offset by withholding payment to Seller of the applicable amount from the Development Fee and/or from amounts payable to Seller pursuant to the Ancillary Agreements. -Purchaser and Sub may set off a Loss under the preceding sentence even if the Basket is not yet exceeded. Purchaser shall give Seller written notice of its intent to withhold and set off any part of the Development Fee or amounts payable pursuant to the Ancillary Agreements and an opportunity for fifteen (15) days to object thereto in writing, provided that the basis of the objection is specified in detail. To ensure that Purchaser and Sub will be able to exercise its rights under this Section 9.07, Seller shall not, directly or indirectly, assign or transfer to any other person any right to receive any portion of the Development Fee or the amounts payable pursuant to the Ancillary Agreements.

           SECTION 9.08. No Limitation on Other Rights or Injunctive Relief. The foregoing provisions of Article IX, together with the other specific indemnifications and allocations of liability specified in other Sections or Articles of this Agreement and/or the Ancillary Agreements, are the sole remedy of an Indemnified Party for a breach of a representation, warranty, covenant or agreement of the other party contained in this Agreement; provided, however, that nothing herein shall be deemed to restrict a party's ability to seek and obtain injunctive relief.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

           SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

           (a) by the mutual written consent of Seller and Purchaser; or

           (b) by either Purchaser or Seller at any time prior to Closing, if the other commits a material breach of this Agreement that is not cured within ten (10) days after notice thereof; or

           (c) by either Seller or Purchaser, if the Closing shall not have occurred prior to May 2, 1998; provided, however, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

           (d) by either Seller or Purchaser if there shall have been instituted, pending or threatened (and not withdrawn) any action or proceeding by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, or there shall be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prevent consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements, or seeking to prohibit or limit Purchaser or any of its subsidiaries from exercising all material rights and privileges pertaining to the Business Assets or the ownership, use or operation by Purchaser or any of its subsidiaries of all or a material portion of the Business Assets, or seeking to compel Purchaser or any of its subsidiaries to dispose of or hold separate all or any material portion of the Business Assets.

           SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void (excepting only those provisions hereof that by their terms survive the termination of this Agreement) and there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve either party from liability for any willful breach hereof.

           SECTION 10.03. Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE XI

                               DISPUTE RESOLUTION

           SECTION 11.01.  Management Negotiation.

           (a) Purchaser and Seller shall attempt to resolve disputes between the Purchaser and the Seller arising out of or in connection with this Agreement through good faith negotiations as provided herein. The parties agree that disputes shall be fully discussed by the functional representatives of Purchaser and the Seller involved in the dispute in an attempt to achieve a prompt resolution of such dispute. In the event that such dispute shall not be promptly resolved by the mutual agreement of the functional representatives of Purchaser and Seller, the dispute shall be submitted to senior management representatives of each of Purchaser and Seller. Such senior management representatives of Purchaser and Seller shall meet and fully discuss such dispute in an attempt to achieve a prompt resolution of the dispute. If such dispute is not promptly resolved by the mutual agreement of such senior management representatives of Purchaser and Seller, each of Purchaser and Seller shall be free to exercise any of the remedies available to it (i) pursuant to the terms of this Agreement or
(ii) otherwise at law or in equity.

           (b) Purchaser and Seller acknowledge that, from time to time, certain material disputes arising out of or in connection with this Agreement may objectively require immediate resolution. Accordingly, any such dispute may, at the option of either the Purchaser or the Seller, be processed through an abbreviated mediation process. Such abbreviated mediation process shall entail submitting any such dispute to the senior management representatives of each of the Purchaser and Seller designated by each of the Purchaser and the Seller for a prompt and expeditious resolution. In the event that a prompt and expeditious resolution of such dispute is not achieved through the mutual agreement of such senior management representatives of the Purchaser and the Seller, each of Purchaser and Seller shall be free to exercise any of the remedies available to it (i) pursuant to the terms of this Agreement or (ii) otherwise at law or in equity.

           (c) Each of Purchaser and Seller agrees to act reasonably and in good faith in connection with all matters arising out of or in connection with this Agreement that are submitted to the mediation process set forth in this Article XI.

           SECTION 11.02. Waiver of Jury Trial. The parties hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Ancillary Agreements or the transactions contemplated thereby.

                                   ARTICLE XII

                               GENERAL PROVISIONS

           SECTION 12.01. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

           SECTION 12.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)       if to Seller:

                               Analog Devices, Inc.
                               Three Technology Way
                               Norwood, MA 02062-9106
                               Attention:  President and General Counsel
                               Telecopy:  (781) 461-3491

                               with a copy to:

                               Hale and Dorr LLP
                               60 State Street
                               Boston, MA 02109
                               Attention:  Paul P. Brountas, Esq.
                               Telecopy:  (617) 526-5000

           (b)       if to Purchaser or Sub:

                               Adaptec, Inc.
                               691 South Milpitas Boulevard
                               Milpitas, CA 95035
                               Attention:  President and General Counsel
                               Telecopy:  (408) 957-7137

                               with a copy to:

                               Fenwick & West LLP
                               Two Palo Alto Square
                               Palo Alto, CA 94306
                               Attention: Dennis R. DeBroeck, Esq.
                                          Timothy A. Covington, Esq.
                               Telecopy:  (650) 494-1417

           SECTION 12.03. Public Announcements. Except as may otherwise be required by law, neither party shall make or cause to be made any public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without the prior written consent of the other party. Upon execution of this Agreement the parties shall issue a joint press release.

           SECTION 12.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           SECTION 12.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

           SECTION 12.06. Entire Agreement. This Agreement, the Ancillary Agreements and the Purchase Price Allocation Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings with respect to the subject matter hereof, both written and oral. Upon the effectiveness of the Closing, the Existing Confidentiality Agreement shall terminate.

           SECTION 12.07. Assignment. This Agreement shall not be assigned by Purchaser or Seller without the prior written consent of the non-assigning party; provided, however, that Purchaser and/or Sub may assign all or a portion of its rights and obligations hereunder to one or more wholly-owned subsidiaries or affiliates of Purchaser.

           SECTION 12.08. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

           SECTION 12.09. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by Seller and Purchaser (which instrument will bind Sub). Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

           SECTION 12.10. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts executed in and to be performed by residents of California within that State. Seller consents to submit to the jurisdiction of any federal or state court located in the State of California and agrees not to object to venue in the federal or state courts located in Santa Clara County, California. The provisions of the U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

           SECTION 12.11. Construction of "Seller". Except as the context otherwise requires, the term "Seller", wherever used in this Agreement, shall be deemed to refer to each, any and/or all of Analog Devices, Inc. and each Seller Subsidiary who owns or holds rights to any of the Purchased Assets or Licensed Assets as of the Effective Date.

           SECTION 12.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when



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executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]



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           IN WITNESS WHEREOF, Seller, Purchaser and Sub have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


"SELLER"                                "PURCHASER"

ANALOG DEVICES, INC.                    ADAPTEC, INC.



By:           [SIG]                     By: /s/ F. GRANT SAVIERS
Name:                                   Name: F. Grant Saviers
Title: V.P. Finance and CFO             Title: Chairman, President & CEO



                                        "SUB"

                                        ADAPTEC SINGAPORE MFG. (S) PTE. LTD.



                                        By: /s/ F. GRANT SAVIERS
                                        Name: F. Grant Saviers
                                        Title: Director



                 [SIGNATURE PAGE TO ASSET ACQUISITION AGREEMENT]



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